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                                                                     EXHIBIT 4.1
CO-ORDINATION AGREEMENT

Sale of Pacific Brands

[LOGO OF FREEHILLS]

101 Collins Street Melbourne Victoria 3000 Australia
Telephone 61 3 9288 1234  Facsimile 61 3 9288 1567
www.freehills.com.au  DX240 Melbourne

SYDNEY MELBOURNE PERTH CANBERRA BRISBANE HANOI HO CHI MINH CITY SINGAPORE Correspondent Offices JAKARTA KUALA LUMPUR

Liability limited by the Solicitors' Limitation of Liability Scheme, approved under the Professional Standards Act 1994 (NSW)

Reference BAE

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TABLE OF CONTENTS
Clause                                                                     Page

1    Definitions and Interpretation                                           1

     1.1      Definitions                                                     1
     1.2      Interpretation                                                 10
     1.3      Business Day                                                   11
     1.4      Paramountcy                                                    11

2    Conditions precedent                                                    11

     2.1      Conditions                                                     11
     2.2      Best endeavours                                                11
     2.3      Notice                                                         12
     2.4      Waiver                                                         12
     2.5      Cut-off date                                                   12

3    Purchase Price                                                          12

     3.1      Calculation of Purchase Price                                  12
     3.2      Payment of Purchase Price                                      13
     3.3      Payment at Completion                                          13
     3.4      Final Payment                                                  13
     3.5      Complete discharge                                             13

4    Completion                                                              14

     4.1      Date for Completion                                            14
     4.2      Interdependency                                                14
     4.3      Secondary Consents                                             14
     4.4      ITO Services Agreement                                         16
     4.5      Tax Indemnity Deed                                             17

5    Completion Statement                                                    17

     5.1      Stocktake                                                      17
     5.2      Completion Accounts, Completion Statement, Apportionment
              Statement and EBIT Statement                                   17
     5.3      Valuer                                                         20
     5.4      Effect of Matters In Dispute                                   21

6    Warranties and Indemnities                                              22

     6.1      Accounts                                                       22
     6.2      Management Accounts                                            22
     6.3      Application of the Seller's Warranties                         22
     6.4      [Not used]                                                     23
     6.5      Time of Warranties                                             23
     6.6      Disclosure                                                     23
     6.7      Matters of public record                                       23
     6.8      Environmental Indemnity                                        23
     6.9      Litigation Indemnity                                           25

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7    Limitations on liability                                                26

     7.1      Limitation to Claims under this agreement                      26
     7.2      Awareness                                                      26
     7.3      Limitation for insurance                                       26
     7.4      Limitation for provisions                                      27
     7.5      Limitation for future events                                   27
     7.6      Time limits                                                    27
     7.7      Monetary limits                                                28
     7.8      Maximum amount of Warranty Claims                              28
     7.9      Buyer Group Companies' obligations                             28
     7.10     Right to reimbursement                                         29
     7.11     All Warranty Claims                                            29

8    Foreign Exchange Contracts                                              29

     8.1      Financial adjustments                                          29
     8.2      Interest                                                       30
     8.3      Indemnity                                                      30
     8.4      Prior to Completion                                            30

9    Strategic Investment Programme                                          30

     9.1      Entitlements                                                   30
     9.2      Payment                                                        30
     9.3      Interest                                                       31
     9.4      Acknowledgment                                                 31
     9.5      Indemnity                                                      31

10   Acknowledgements                                                        31

     10.1     Joyce Contract                                                 31
     10.2     Inter Group Debts                                              31
     10.3     Restructuring Provision                                        32
     10.4     General Provision                                              32
     10.5     Restructuring                                                  32

11   Announcements and confidentiality                                       33

     11.1     Legal requirements                                             33
     11.2     Disclosure to Officers, employees and professional advisers    33
     11.3     Further publicity                                              33
     11.4     Confidentiality                                                33
     11.5     Return of information and documents                            33

12   Duties, costs and expenses                                              34

     12.1     Duties                                                         34
     12.2     Costs and expenses                                             34
     12.3     Costs of performance                                           34

13   General                                                                 34

     13.1     Notices                                                        34

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     13.2     Governing law and jurisdiction                                 35
     13.3     Prohibition and enforceability                                 35
     13.4     Waivers                                                        36
     13.5     Variation                                                      36
     13.6     Assignment                                                     36
     13.7     Survival of certain provisions                                 36
     13.8     Default interest                                               36
     13.9     Further assurances                                             37
     13.10    Entire agreement                                               37
     13.11    Non-merger                                                     37
     13.12    Counterparts                                                   37
     13.13    Attorneys                                                      37

14   Incorporation by reference                                              37

     14.1     Linked Transaction Agreements                                  37
     14.2     References to group companies                                  37

15   Guarantee and indemnity - Seller                                        39

     15.1     Guarantee                                                      39
     15.2     Indemnity                                                      39
     15.3     Extent of guarantee and indemnity                              39
     15.4     Continuing guarantee and indemnity                             39
     15.5     Warranties of the Guarantor                                    40
     15.6     Rights                                                         40
     15.7     Ansell                                                         40

16   Guarantee and indemnity - Buyer                                         40

     16.1     Guarantee                                                      40
     16.2     Indemnity                                                      41
     16.3     Extent of guarantee and indemnity                              41
     16.4     Continuing guarantee and indemnity                             41
     16.5     Warranties of the Guarantor                                    41
     16.6     Rights                                                         42

17   Speeds Receivable                                                       42

Schedule 1 - Parties                                                         43

Schedule 2 - Consents                                                        45

Schedule 3 - Completion Statement                                            47

Schedule 4 - Notes for preparation of Completion Statement                   49

Schedule 5 - Notes for preparation of the Apportionment Statement            51

Schedule 6 - Accounts                                                        53

Schedule 7 - Bid Accounts                                                    54

Schedule 8 - Senior Management                                               55

Schedule 9 - Earn Out                                                        56

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1    During Earn Out Period                                                  57

     1.1      Seller Nominee and information                                 57
     1.2      Excluded Costs                                                 57
     1.3      Included Revenue                                               58
     1.4      Determination                                                  58
     1.5      Covenants by Buyer                                             58

2    Early Termination of Earn Out Period                                    59

     2.1      Early termination                                              59
     2.2      Early payment                                                  59

3    Earn Out Calculation                                                    59

     3.1      Review by Seller's Accountant                                  59
     3.2      Attempt to resolve                                             59
     3.3      Valuer                                                         59

4    Earn out                                                                60

     4.1      Earn out amounts                                               60
     4.2      Determination of earn out amount                               60
     4.3      Payment of earn out amount                                     60

Annexure A - ITO Services Agreement

Annexure B - Tax Indemnity Deed

Annexure C - Data Room

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THIS CO-ORDINATION AGREEMENT

          is made on       2001 between the parties specified in schedule 1.

RECITALS

          A. The parties have agreed that the Seller Group Companies will sell the assets and shares more particularly described in the Linked Transaction Agreements to the Buyer Group Companies on the terms of those agreements.

          B. In order to coordinate the transactions the subject of the Linked Transaction Agreements, the parties wish to record in a single document certain matters that have overarching effect on those transactions such as, without limitation:

               (a)  the conditions precedent to Completion occurring;

               (b)  the payments due from the Buyer Group Companies;

               (c)  the giving of a warranty in relation to the Accounts;

               (d) the preparation and finalisation of the Completion Statement; and

               (e) the giving of warranties generally and the limitations on liability that apply in respect of such warranties.

          C. The Guarantor has agreed to guarantee the performance by the Seller Group Companies of their obligations under this agreement.

          D. The Buyer Guarantor has agreed to guarantee the performance by the Buyer Group Companies of their obligations under this agreement.

THE PARTIES AGREE

          in consideration of, among other things, the mutual promises contained in this agreement:

1   DEFINITIONS AND INTERPRETATION

    1.1   DEFINITIONS

          In this agreement:

          Accounting Standards means:

          (a)  accounting standards (as defined in section 9 of the Corporations
               Act) nominated in the notes to the Accounts; and

          (b)  generally accepted Australian accounting principles,

          in each case as applied by PDL in the preparation of the Accounts;

          Accounts means the special purpose consolidated audited statement of net assets of the Pacific Brands Business (other than the Non-Hyperion Business) as at the Accounts Date and the special purpose consolidated audited profit and loss

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          statement of the Pacific Brands Business (other than the Non-Hyperion
          Business) for the year ended on the Accounts Date together with any notes attached to and forming part of those financial statements, all as set out in schedule 6;

          Accounts Date means 30 June 2001;

          Affected Shares has the meaning given to that term in clause
          4.3(b)(3);

          Affected Shares Agreements means each of the Shares Agreements identified in part B of schedule 2 in respect of which all relevant Secondary Consents have not been obtained by Completion;

          Agreed Accounting Principles means the accounting principles and practices used by PDL in the preparation of the Accounts, consistently applied and assuming continuity of operation of the Pacific Brands Business, except:

          (a)  that:

               (1)  freehold property; and

               (2)  plant and equipment,

               as those terms are defined in the relevant Assets Agreement or Shares Agreement will be valued at the values given in the Accounts adjusted only for accounting depreciation applying rates consistently applied and amounts attributable to acquisitions and disposals;

          (b) no restructuring provisions additional to those contained in the Accounts may be raised;

          (c) the asset amount contained in the Bid Accounts relating to the Joyce Contract is the agreed carrying value of that asset;

          (d) to the extent that any item is not dealt with by the Agreed Accounting Principles then generally accepted Australian accounting principles will apply;

          Agreed Adjustments means the adjustments to be made to the Completion Accounts in order to derive the Completion Statement, as described in Part A of schedule 4;

          Ansell means Ansell Healthcare Products Inc;

          Apportionment Statement means the statement to be prepared pursuant to clause 5.2(f);

          Assets Agreement Australia means the Business Sale Agreement executed on the same day as this agreement by certain of the Seller Group Companies and certain of the Buyer Group Companies in relation to the Pacific Brands Business carried on by certain of the Seller Group Companies in Australia (excluding the Bonds Industries Business);

          Assets Agreement New Zealand means the Business Sale Agreement executed on the same day as this agreement by certain of the Seller Group Companies and certain of the Buyer Group Companies in relation to the Pacific Brands Business carried on by certain of the Seller Group Companies in New Zealand;

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          Assets Agreements means the Assets Agreement Australia and the Assets
          Agreement New Zealand;

          Australia Assets Purchase Price has the meaning given to the term Purchase Price in the Assets Agreement Australia;

          Australia Share Purchase Price has the meaning given to that term in the Shares Agreement Australia;

          Australia Assets Completion has the meaning given to the term Completion in the Assets Agreement Australia;

          Australia Shares Completion has the meaning given to the term Completion in the Shares Agreement Australia;

          Authorisation means any certificate, licence, approval, permit, authority or exemption from, by or with a Governmental Agency necessary to carry on the Business as currently operated;

          Bid Accounts means the statement set out in schedule 7 which disclosed, as at the Accounts Date, the consolidated net assets of the Pacific Brands Business as derived from the Accounts following specific adjustments as set out in schedule 7;

          Bonds Industries Business means that part of the Pacific Brands Business carried on by Bonds Industries Pty Ltd;

          Business Day means a day on which banks are open for business in Melbourne, Sydney and Auckland excluding a Saturday, Sunday or public holiday;

          Buyer Group Companies means the entities listed in part 2 of schedule
          1;

          Buyer Guarantor means PB Holdings NV;

          Buyer's Warranties means the:

          (a) warranties set out in part 1 of schedule 1 of the Assets Agreements; and

          (b)  warranties set out in part 1 of schedule 2 of the Shares
               Agreements;

          Claim means any claim or cause of action (including, but not limited to, in contract, in tort or under statute) in respect of this agreement or any of the Linked Transaction Agreements;

          Completion means each of:

          (a)  the Australia Assets Completion;

          (b)  the Australia Shares Completion;

          (c)  the New Zealand Completion;

          (d)  the UK Completion;

          (e)  the USA Completion;

          (f)  the Indonesia Completion;

          (g)  the Fiji Completion;

          (h)  the Hong Kong Completion;

          (i)  the Malaysia Completion; and

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          (j)  the Novare Completion;

          Completion Accounts means the special purpose consolidated audited statement of net assets of the Pacific Brands Business (other than the Non-Hyperion Businesses) to be prepared as at the Effective Time, in accordance with the Agreed Accounting Principles and in the same form as the Accounts, pursuant to clause 5.2;

          Completion Date means the date on which Completion occurs;

          Completion Statement means the statement to be prepared as at the Effective Time pursuant to clause 5.2 and in the form set out in schedule 3;

          Conditions means that each Key Consent must be obtained;

          Current Speeds Receivable means the net receivable relating to Speeds as at the Effective Time as contained in the Completion Accounts (which is to be eliminated as an Agreed Adjustment to derive the Completion Statement), less the Non Current Speeds Receivable;

          Data Room means the data room made available by the Seller Group Companies for inspection by the Buyer containing the documents described in the indices attached as Annexure C;

          Disclosure Schedule means each of:

          (a)  schedule 2 of the Assets Agreement Australia;

          (b)  schedule 3 of the Shares Agreement Australia;

          (c)  schedule 2 of the Assets Agreement New Zealand;

          (d)  schedule 3 of the Shares Agreement UK;

          (e)  schedule 3 of the Shares Agreement USA;

          (f)  schedule 3 of the Shares Agreement Indonesia;

          (g)  schedule 3 of the Shares Agreements Fiji;

          (h)  schedule 3 of the Shares Agreement Hong Kong;

          (i)  schedule 3 of the Shares Agreement Malaysia; and

          (j)  schedule 3 of the Novare Shares Agreement;

          Dollars, A$ and $ means Australian dollars, unless otherwise specified;

          Earn Out Amount has the meaning given in schedule 9;

          EBIT Statement means the statement to be prepared pursuant to clause 5.2, setting out the First Period EBIT;

          Effective Time means, in the jurisdiction in which it is necessary to determine it, 11.59 pm on Friday, 30 November 2001;

          Environment means all or any of the following media, namely the air, water and land including within man-made or other natural structures either above or below ground;

          Environmental Law means any applicable law (whether civil, criminal or administrative), common law, statute, statutory instrument, treaty or by-law which

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          relates to the pollution or protection of the Environment and which law has effect as at Completion;

          Environmental Liability or Loss means any damage, loss, claim, liability, action, obligation, expense, penalty, order or fine under an Environmental Law which is imposed upon or suffered by any of the Buyer Group Companies, the Pacific Brands Foreign Entities and the Pacific Brands Foreign Entity Subsidiaries or any occupier in possession of the Properties;

          Escrow Account means an interest bearing account with Westpac Banking Corporation opened in the joint names of the Pacific Brands Holdings Pty Ltd and PDL and with terms and conditions of operation including that the account may only be operated jointly by those parties;

          Escrow Amount means that part of the Purchase Price allocated to the Affected Shares in the Apportionment Statement;

          Estimate means $8,892,500, being the estimate of the Escrow Amount agreed by the parties, made up as follows:

          (1)  for the Shares Agreement Fiji, $317,000;

          (2)  for the Shares Agreement Indonesia, $1,535,000;

          (3)  for the Shares Agreement Malaysia, $5,189,500,

          less the amount specified in (1), (2) or (3) above as appropriate, if the Secondary Consents relevant to that Shares Agreement are obtained prior to Completion;

          Fiji Completion has the meaning given to the term Completion in the Shares Agreement Fiji;

          First Period EBIT has the meaning given to that term in schedule 9;

          Foreign Exchange Contracts means all foreign exchange contracts entered into by PDL which relate exclusively to the Pacific Brands Business which remain current as at Completion, details of which will be provided to the Principal Buyer at the date of this Agreement and at Completion;

          Freehold Properties means any freehold property to be transferred to any of the Buyer Group Companies under the Assets Agreement Australia and the Assets Agreement New Zealand;

          General Provision means the general provision of $10,000,000 contained in the Bid Accounts;

          Governmental Agency means any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity;

          Guarantor means PDL;

          Hong Kong Completion has the meaning given to the term Completion in the Shares Agreement Hong Kong;

          ITO Services Agreement means the agreement in the form attached as Annexure A, to be entered into by the Principal Buyer and the Partnership in accordance with clause 4.4;

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          Immediately Available Funds means cash or bank cheque;

          Indonesia Completion has the meaning given to the term Completion in the Shares Agreement Indonesia;

          Inter Group Debts means any amount owing (including trade accounts payable and receivable):

          (a) by a member of the PDL Group in its capacity as an entity carrying on part of the Pacific Brands Business to a member of the PDL Group (except in that member's capacity as an entity carrying on any part of the Pacific Brands Business); or

          (b) by a member of the PDL Group (except in that member's capacity as an entity carrying on any part of the Pacific Brands Business) to a member of the PDL Group in its capacity as an entity carrying on any part of the Pacific Brands Business;

          Interest Rate means the average rate displayed on the Reuters Page BBSW for 90 day bank bills at 10:10 am Melbourne time applicable to each Business Day on which amounts are outstanding as confirmed by Westpac Banking Corporation and on the basis that for a day other than a Business Day the rate applicable to the last preceding Business Day will apply;

          Joyce Contract means the Bonded Underlay Agreement between Joyce Corporation Limited and PDL dated 16 August 1994, as amended by its partial assignment by Joyce Corporation Limited to Permanent Trustee Company Limited (as trustee) under a Deed of Assignment between them and PDL dated 20 August 1996;

          Key Consents means the consents, permissions or waivers described in part A of schedule 2;

          Linked Transaction Agreements means each of the Assets Agreements and the Shares Agreements;

          Loss includes any damage, loss, claim, action, liability, cost, expense, penalty, outgoing or payment;

          LSM means PD Shared Services LSM Pty Ltd, ABN 75 092 811 080, being the company the shares in which are transferred under the Novare Shares Agreement;

          Malaysia Completion has the meaning given to the term Completion in the Shares Agreement Malaysia;

          Management Accounts means the unaudited management accounts prepared by PDL in respect of the Pacific Brands Business for July to October 2001 and, to the extent that such accounts are in existence, each subsequent month until Completion;

          Matters In Dispute has the meaning given in clause 5.2(i);

          Net Assets means the aggregate net assets of the Pacific Brands Business as shown in Part A of the Completion Statement;

          New Zealand Completion has the meaning given to the term Completion in the Assets Agreement New Zealand;

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          Non-Hyperion Business means the parts of the Pacific Brands Business being Pacific Dunlop Holdings (Hong Kong) Limited and the businesses described in the Agreed Adjustments as items 9 (Philippines investments) and 11 (Bonds Spinning), which, in each case, are not included in the Accounts but will be included in the Bid Accounts and the Completion Statement;

          Non Current Speeds Receivable means the net receivable of $16,846,154 relating to Speeds as set out in column 4 of the eliminations to the Accounts in the Bid Accounts;

          Novare Shares Agreement means the share sale agreement executed on the same day as this agreement between certain of the Seller Group Companies and certain of the Buyer Group Companies in relation to shares in the capital of LSM;

          Novare Completion has the meaning given to the term Completion in the Novare Shares Agreement;

          Officers means, in relation to a body corporate, a director or secretary of that body corporate;

          Pacific Brands Business means the business carried on by the Seller Group Companies (except for PD Shared Services Holdings Pty Ltd) and the Pacific Brands Foreign Entities in Australia, New Zealand, United Kingdom, United States of America, Indonesia, China, the Philippines, Fiji, Hong Kong, Malaysia and Singapore comprising the manufacture, marketing, sale and distribution of:

          (a) clothing and related apparel including socks, underwear and intimate and outerwear garments;

          (b) foam, polyester fibre, mattresses and bedding accessories and products;

          (c)  footwear; and

          (d) sporting and leisure equipment, related apparel and footwear and workwear;

          Pacific Brands Foreign Entities means:

          (a)  Pacific Brands (UK) Ltd;

          (b)  PacBrands USA Inc;

          (c)  PT Berlei Indonesia;

          (d)  Pacific Brands (Fiji) Limited;

          (e)  Pacific Dunlop Holdings (Hong Kong) Limited; and

          (f)  Restonic (M) Sdn Bhd;

          Pacific Brands Foreign Entity Subsidiaries means:

          (a)  Grosby (China) Limited;

          (b)  Pacific Dunlop Brands (Asia) Limited;

          (c)  Pacific Brands Marketing (Hong Kong) Limited;

          (d)  Dunlop Slazenger (Philippines) Inc;

          (e)  Eurocoir Products Sdn Bhd;

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          (f)  Dream Products Sdn Bhd;

          (g)  Dream Crafts Sdn Bhd;

          (h)  Dreamland Spring Manufacturing Sdn Bhd;

          (i)  Dreamland (Singapore) Pte Ltd;

          (j)  Dreamland Corporation (M) Sdn Bhd; and

          (k)  Sleepmaker Sdn Bhd;

          Partnership has the meaning given to that term in the Novare Shares Agreement;

          Payment Date means the fifth Business Day after the Completion Statement has been finalised or is deemed to be finalised in accordance with clause 5.2;

          PDL means Pacific Dunlop Limited ABN 89 004 085 330 (also one of the Seller Group Companies);

          PDL Group means PDL and its Related Corporations immediately before Completion;

          Principal Buyer means PB Holdings NV;

          Property Leases means the leases of real property listed in schedule 7 of both the Assets Agreement Australia and Assets Agreement
          New Zealand;

          Properties means all Freehold Properties and all properties the subject of the Property Leases and all freehold and leasehold properties of the Pacific Brands Foreign Entities or Pacific Brands Foreign Entity Subsidiaries;

          Purchase Price means the amount calculated pursuant to clause 3.1(a);

          Receivables has the meaning given in the Assets Agreement Australia;

          Related Corporation means a "Related Body Corporate" as that expression is defined in the Corporations Act;

          Residual Provision means any balance of the General Provision remaining after the application of clause 5.2(c);

          Restructuring Provision means $27,969,845 less any amount expended up to Completion which relates to the restructuring associated with the acquisition of Sara Lee Apparel;

          Secondary Consents means the consents, permissions or waivers described in part B of schedule 2;

          Seller's Accountant means KPMG, Melbourne;

          Seller Group Companies means the entities listed in part 1 of schedule 1;

          Seller's Warranties means the:

          (a)  warranties set out in clauses 6.1(b) and 6.2;

          (b) warranties set out in part 2 of schedule 1 of the Assets Agreements; and

          (c)  warranties set out in part 2 of schedule 2 of the Shares
               Agreements;

          Senior Management means those persons listed in schedule 8;

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          Shares Agreement Australia means the Share Sale Agreement executed on the same day as this agreement between certain of the Seller Group Companies and certain of the Buyer Group Companies in relation to the shares in the capital of Bonds Industries Pty Ltd;

          Shares Agreement Fiji means the Share Sale Agreement executed on the same day as this agreement between certain of the Seller Group Companies and certain of the Buyer Group Companies in relation to shares in the capital of Pacific Brands (Fiji) Limited;

          Shares Agreement Hong Kong means the Share Sale Agreement executed on the same day as this agreement between certain of the Seller Group Companies and certain of the Buyer Group Companies in relation to shares in the capital of Pacific Dunlop Holdings (Hong Kong) Limited;

          Shares Agreement Indonesia means the Share Sale Agreement executed on the same day as this agreement between certain of the Seller Group Companies and certain of the Buyer Group Companies in relation to shares in the capital of PT Berlei Indonesia;

          Shares Agreement Malaysia means the share sale agreement referred to in the letter executed on the same day as this agreement between certain of the Seller Group Companies and certain of the Buyer Group Companies in relation to 50% of the shares in the capital of Restonic
          (M) Sdn Bhd;

          Shares Agreement UK means the Share Sale Agreement executed on the same day as this agreement between certain of the Seller Group Companies and certain of the Buyer Group Companies in relation to shares in the capital of Pacific Brands (UK) Ltd;

          Shares Agreement USA means the Share Sale Agreement executed on the same day as this agreement between certain of the Seller Group Companies and certain of the Buyer Group Companies in relation to shares in the capital of PacBrands USA Inc;

          Shares Agreements means the Shares Agreement Australia, the Shares Agreement Indonesia, the Shares Agreement Fiji, the Shares Agreement Hong Kong, the Shares Agreement Malaysia, the Shares Agreement UK, the Shares Agreement USA and the Novare Shares Agreement;

          SIP Excess means the amount (if any) by which the aggregate total of any receivables relating to the SIP Scheme as shown in the Completion Accounts, exceeds $5,000,000;

          SIP Registrations means each of the registrations of Pacific Dunlop Limited, Bonds Industries Pty Ltd and Union Knitting Mills Pty Ltd for the financial years ended 2001 and 2002 and of Boydex International Pty Ltd for the financial year ended 2001, under the SIP Scheme;

          SIP Scheme means the Textile, Clothing and Footwear Strategic Investment Program Scheme 1999 made under section 8 of the Textile, Clothing and Footwear Strategic Investment Program Act 1999 (Cwth);

          Speeds means Speeds Shoes Australia Pty Ltd ACN 005 230 802 and its subsidiaries;

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          Speeds Receivable means the Current Speeds Receivable and the Non
          Current Speeds Receivable;

          Stock means the stock of the Pacific Brands Business owned by the Seller Group Companies, the Pacific Brands Foreign Entities and the Pacific Brands Foreign Entity Subsidiaries as at the Effective Time and includes, but is not limited to, any stock in transit, raw materials, components, work-in-progress, finished goods, packaging materials, promotional materials and consumables;

          Stocktakes means the stocktakes to be carried out pursuant to clause 5.1(a);

          Target Date has the meaning given in clause 5.2(g);

          Tax Indemnity Deed means the agreement in the form attached as Annexure B, to be entered into by the relevant Buyer Group Companies and Seller Group Companies in accordance with clause 4.5;

          UK Completion has the meaning given to the term Completion in the Shares Agreement UK;

          USA Completion has the meaning given to the term Completion in the Shares Agreement USA;

          Valuer means the accounting firm, Ernst & Young or, if the appointment is not accepted by Ernst & Young, a top tier Australian accounting firm independent of and agreed by PDL on behalf of the Seller Group Companies and the Principal Buyer on behalf of the Buyer Group Companies;

          Warranties means the Seller's Warranties and the Buyer's Warranties;
          and

          Warranty Claim means any claim or cause of action in respect of any breach of the Warranties.

    1.2   INTERPRETATION

          In this agreement, headings and boldings are for convenience only and do not affect the interpretation of this agreement and, unless the context otherwise requires:

          (a)  words importing the singular include the plural and vice versa;

          (b)  words importing a gender include any gender;

          (c) other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning;

          (d) a reference to any thing (including, but not limited to, any right) includes a part of that thing but nothing in this clause 1.2(d) implies that performance of part of an obligation constitutes performance of the obligation;

          (e) a reference to a clause, party, annexure, exhibit or schedule is a reference to a clause of, and a party, annexure, exhibit and schedule to, this agreement and a reference to this agreement includes any annexure, exhibit and schedule;

          (f) a reference to a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, whether passed by the same or

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               another Governmental Agency with legal power to do so, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

          (g) a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;

          (h) a reference to a party to a document includes that party's successors and permitted assigns;

          (i) no provision of this agreement will be construed adversely to a party solely on the ground that the party was responsible for the preparation of this agreement or that provision;

          (j) if a covenant, undertaking, representation, warranty, indemnity or agreement is made or given by two or more parties, that covenant, undertaking, representation, warranty, indemnity or agreement is made or given and binds those parties jointly and severally;

          (k) if a party comprises two or more persons, a covenant, undertaking, representation, warranty, indemnity or agreement made or given by that party binds those persons jointly and severally;

          (l) a reference to 'best endeavours' is an obligation imposed on a party but does not require that party to pay any money or enter into any unreasonably onerous undertakings or obligations.

    1.3   BUSINESS DAY

               Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the next Business Day.

    1.4   PARAMOUNTCY

               To the extent that any inconsistency arises between the provisions of this agreement and the provisions of a Linked Transaction Agreement, the provisions of this agreement prevail to the extent of the inconsistency.

2   CONDITIONS PRECEDENT

    2.1   CONDITIONS

          Completion will not proceed unless each of the Conditions has been satisfied, or waived in accordance with clause 2.4.

    2.2   BEST ENDEAVOURS

          The Buyer Group Companies and the Seller Group Companies must each use their best endeavours to satisfy the Conditions.

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    2.3   NOTICE

          (a) The Buyer Group Companies and the Seller Group Companies must each promptly notify the other in writing if any of them discover that any Condition is satisfied or becomes incapable of being satisfied.

          (b) At Completion, the Principal Buyer will deliver to the Principal Seller a letter confirming that all Conditions have been satisfied or waived.

    2.4   WAIVER

          The Conditions (other than the Key Consent set out in schedule 2 in respect of approval by the Foreign Investment Review Board) may only be effectively waived in writing by each party entitled to the benefit of any Condition being waived and will be effective only to the extent specifically set out in that waiver.

    2.5   CUT-OFF DATE

          (a) Subject to clause 2.5(c), if any Condition is not waived in accordance with clause 2.4 or satisfied on or before 30 November 2001, then either PDL or the Principal Buyer may at any time before Completion occurs, by written notice to the other, terminate this agreement and the Linked Transaction Agreements.

          (b) A written notice given by PDL pursuant to clause 2.5(a) binds each Seller Group Company and a written notice given by the Principal Buyer pursuant to clause 2.5(a) binds each Buyer Group Company.

          (c) If any Seller Group Company has not complied with its obligations pursuant to clause 2.2 then PDL must not and is not entitled to give a notice pursuant to clause 2.5(a). If any Buyer Group Company has not complied with its obligations pursuant to clause
               2.2 then the Principal Buyer must not and is not entitled to give a notice pursuant to clause 2.5(a).

3   PURCHASE PRICE

    3.1   CALCULATION OF PURCHASE PRICE

          (a) The Purchase Price payable for the assets transferred under the Assets Agreements and the shares transferred under the Shares Agreements (not including the Novare Shares Agreement) is the amount calculated in accordance with the formula set out in paragraph 1 of Part B of schedule 3, together with the Earn Out Amount payable under schedule 9.

          (b) For the avoidance of doubt, the purchase price payable for the shares transferred under the Novare Shares Agreement is not included in the Purchase Price and is dealt with separately in the Novare Shares Agreement.

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    3.2   PAYMENT OF PURCHASE PRICE

          The Purchase Price is payable in accordance with clauses 3.3 and 3.4, and in the case of the Earn Out Amount, in accordance with schedule 9.

    3.3   PAYMENT AT COMPLETION

          (a) At Completion the Principal Buyer on behalf of the Buyer Group Companies must pay $572,942,000 to PDL on behalf of the Seller Group Companies (or as otherwise directed by it) in Immediately Available Funds.

          (b) In addition to the amount payable under clause 3.3(a), the Principal Buyer on behalf of the Buyer Group Companies who are parties to the Assets Agreement Australia must, at Completion, pay $156,658,000 to PDL on behalf of the Seller Group Companies who are parties to the Assets Agreement Australia (or as otherwise directed by it) in Immediately Available Funds on account of the receivables payment due under clause 7.3(a)(1) of that agreement.

    3.4   FINAL PAYMENT

          (a) On the Payment Date, the Buyer Group Companies or the Seller Group Companies, as appropriate, must pay to the other any net amount referred to in clause 5.2(e) in Immediately Available Funds, plus interest on the amount to be paid at the Interest Rate from and including the Completion Date up to and including the date the amount is paid.

          (b) If the Buyer Group Companies must make a payment pursuant to clause 3.4(a) then the Principal Buyer on behalf of the Buyer Group Companies must pay the relevant amount to PDL on behalf of Seller Group Companies or as otherwise directed by PDL.

          (c) If the Seller Group Companies must make a payment pursuant to clause 3.4(a) then PDL on behalf of the Seller Group Companies must pay the relevant amount to the Principal Buyer on behalf of the Buyer Group Companies.

          (d) The Buyer must pay the Earn Out Amount to the Seller in accordance with the requirements of paragraph 4 of schedule 9.

    3.5   COMPLETE DISCHARGE

          (a) A payment made by the Principal Buyer under this agreement on behalf of a Buyer Group Company is deemed to constitute a full and complete discharge, as between each Seller Group Company and each Buyer Group Company, of the relevant Buyer Group Company's obligation to make the payment under a Linked Transaction Agreement.

          (b) A payment made by PDL under this agreement on behalf of a Seller Group Company is deemed to constitute a full and complete discharge, as between each Buyer Group Company and each Seller Group Company, of the relevant Seller Group Company's obligation to make the payment under a Linked Transaction Agreement.

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4   COMPLETION

    4.1   DATE FOR COMPLETION

          Completion must take place at Level 42, 101 Collins Street, Melbourne, Victoria at 11.00am Australian Eastern Standard Time on 30 November 2001 or if the last of the Conditions has not been satisfied or waived by that date, another date agreed in writing by the parties.

    4.2   INTERDEPENDENCY

          Subject always to clause 4.3:

          (a) notwithstanding any provision of a Linked Transaction Agreement, the obligations of the parties to the Linked Transaction Agreements in respect of the Australian Assets Completion, the Australian Shares Completion, the New Zealand Completion, the UK Completion, the USA Completion, the Indonesia Completion, the Fiji Completion, the Hong Kong Completion, the Malaysia Completion and the Novare Completion are interdependent; and

          (b) all actions at the Australian Assets Completion, the Australian Shares Completion, the New Zealand Completion, the UK Completion, the USA Completion, the Indonesia Completion, the Fiji Completion, the Hong Kong Completion, the Malaysia Completion and the Novare Completion will take place simultaneously and no delivery or payment will be deemed to have been made until all deliveries and payments under the Linked Transaction Agreements due to be made at Completion have been made.

    4.3   SECONDARY CONSENTS

          (a) Each of the parties must use all reasonable endeavours to obtain the Secondary Consents before or to the extent permissible by law as soon as practicable after Completion.

          (b) In the event that a Secondary Consent is not obtained by Completion, the parties acknowledge that:

               (1) the amount payable under clauses 3.3 and 3.4 will not be adjusted or affected except as specified in this clause4.3;

               (2) part of the amount payable under clause 3.3 will be payable into the Escrow Account in accordance with clause 4.3(c);

               (3) the shares which cannot be sold as a result (being shares to be sold under the Affected Shares Agreements) (Affected Shares), will not be sold at Completion but will be sold by the relevant Seller Group Company to the relevant Buyer Group Company without any further payment by the relevant Buyer Group Company on the same terms and conditions as set out in the relevant Affected Shares Agreement, as soon as practical after the Secondary Consents relevant to those Affected Shares are obtained;

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                                                         Co-ordination agreement

               (4) to the extent permitted by law, the Seller Group Company which owns the Affected Shares must hold the benefit (including without limitation any dividend or other payment rights and any voting rights) of any Affected Shares not sold on the Completion Date for the Buyer Group Companies and the Buyer Group Companies must properly perform to the extent possible the obligations of the relevant Seller Group Company with respect to such Affected Shares on behalf of that Seller Group Company;

               (5) the relevant Seller Group Company must declare a trust in favour of the relevant Buyer Group Company with respect to any dividends referred to in clause 4.3(b)(4) to the extent necessary to pass the benefit of those dividends under any applicable local law and comply with any written voting or disposal instructions from that Buyer Group Company with respect to any such Affected Shares;

               (6) the Principal Buyer indemnifies PDL against any liability or loss arising with respect to any of the Affected Shares as a result of any act or omission of the Buyer Group Companies from the Effective Time.

          (c) If a Seller Group Company is unable to transfer title of Affected Shares to the relevant Buyer Group Company at Completion due to any relevant Secondary Consent not being obtained, then:

               (1) on Completion, a portion of the amount payable under clause 3.3(a) by the Principal Buyer to PDL which is equal to the Estimate, will instead be paid into the Escrow Account;

               (2) within 2 Business Days of any Affected Shares being transferred under clause 4.3(b)(3) due to any relevant Secondary Consents being obtained, the parties will procure that the amount in the Escrow Account relating to those Affected Shares is paid to PDL, together with any accrued interest on that amount;

               (3) as soon as practicable after the Apportionment Statement has been agreed or determined in accordance with clause 5.2(h),
                    (j) or (k), PDL will ascertain the Escrow Amount for each of the Affected Shares Agreements, based on the figures contained in the Apportionment Statement;

               (4) if funds remain in the Escrow Account (excluding interest accrued to that date on the Estimate) (Escrow Balance) at the time the Escrow Amount for each Affected Shares Agreement is determined, and the Escrow Balance:

                    (A) is lower than the Escrow Amount relating to the Affected Shares which have not yet been transferred, PDL will pay the difference between those 2 amounts into the Escrow Account, together with interest equal to the interest that would have been earned on that amount had it been on deposit in the Escrow Account from Completion;

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                                                         Co-ordination agreement

                    (B) is higher than the Escrow Amount relating to the Affected Shares which have not yet been transferred, the parties will procure that the difference between those 2 amounts is withdrawn from the Escrow Account and paid to PDL, together with any interest accrued on that amount;

                    within 2 Business Days of the Escrow Amount being determined.

          (d)  If:

               (1) the law does not permit compliance with clauses 4.3(b)(4) and (b)(5); or

               (2) a Secondary Consent is not obtained by the first anniversary of Completion or becomes incapable of being satisfied,

               in relation to the particular Affected Shares:

               (3) an adjustment will be made to the Purchase Price recognising that those Affected Shares will not be sold to the Buyer Group Companies, such adjustment to be equal to the portion of the Escrow Amount for such Affected Shares ;

               (4) the parties will procure that the Escrow Amount in the Escrow Account, together with interest accrued, is paid to the Principal Buyer, subject to clause 4.3(e);

               (5) any benefit received by the Buyer Group Companies in relation to the relevant Affected Shares after Completion, will be returned to the relevant Seller Group Company; and

               (6) all costs incurred in the ordinary course of business of the relevant company (in which the Affected Shares are issued) by the Buyer Group Companies after Completion, will be reimbursed to the relevant Buyer Group Company by the relevant Seller Group Company.

          (e) If the Escrow Amount has not been determined by the time of any refund becoming due to the Principal Buyer under clause 4.3(d)(4), then that refund will be made provided that it is subject to adjustment using the same principles as set out in clause 4.3(c)(4), as soon as practicable after the Escrow Amount has been determined. If any adjustment becomes payable, the party paying the additional amount will also pay interest equal to the interest that would have been earned on that amount had it been on deposit in the Escrow Account from Completion.

    4.4   ITO SERVICES AGREEMENT

          (a) On the date of this agreement, the Principal Buyer will execute and PDL will procure that the Partnership executes the ITO Services Agreement.

          (b) For the period during which the ITO Services Agreement is in operation, PDL will not and will procure that the Partnership does not take any action which would prevent LSM from being able to obtain services from Hewlett

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                                                         Co-ordination agreement

               Packard through the Partnership as contemplated by the ITO Services Agreement.

    4.5   TAX INDEMNITY DEED

          On the date of this agreement, the relevant Buyer Group Companies and Seller Group Companies will execute the Tax Indemnity Deed.

5   COMPLETION STATEMENT

    5.1   STOCKTAKE

          (a) The Seller Group Companies and the Pacific Brands Foreign Entities must, commencing on or before the start of business on 29 November 2001 and ending on 2 December 2001, carry out a stocktake of the Stock (not including the stock of Dunlop Slazenger (Philippines) Inc, Restonic M Sdn Bhd, Dream Products Sdn Bhd, Dream Crafts Sdn, Bhd, Dreamland Spring Manufacturing Sdn Bhd, Dreamland (Singapore) Pte Ltd, Dreamland Corporation (M) Sdn Bhd and Sleepmaker Sdn Bhd) as at the Effective Time with the Stock to be valued in accordance with the Agreed Accounting Principles.

          (b) Representatives of the Buyer Group Companies may attend the Stocktakes.

          (c) On conclusion of the Stocktakes, representatives of the Buyer Group Companies and the Seller Group Companies must agree and initial the stock lists which must then be used in preparing the Completion Accounts.

          (d) PDL will ensure that the Principal Buyer receives at least 5 Business Days notice of all Stocktakes.

    5.2 COMPLETION ACCOUNTS, COMPLETION STATEMENT, APPORTIONMENT STATEMENT AND EBIT STATEMENT

          (a) Promptly after the Effective Time and in any event not later than 40 Business Days after the Completion Date, PDL must:

               (1) cause to be prepared a draft of the Completion Accounts, in accordance with the Agreed Accounting Principles and using the same form as the form of the Accounts;

               (2) deliver the draft Completion Accounts to the Seller's Accountant and instruct the Seller's Accountant to audit those accounts;

               (3) instruct the Seller's Accountant to prepare a draft of the Completion Statement in accordance with the requirements set out in clause 5.2(b), (c) and (e), a draft of the Apportionment Statement in accordance with the requirements set out in clause 5.2(f) and a draft of the EBIT Statement setting out the First Period EBIT (calculated in accordance with the requirements set out in the definition of 'First Period EBIT' contained in schedule 9), promptly

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                    after the Effective Time and in any event not later than 40
                    Business Days after the Completion Date; and

               (4) deliver the Completion Accounts, the draft Completion Statement, the draft Apportionment Statement and the draft EBIT Statement to the Principal Buyer.

          (b)  The Completion Statement:

               (1)  must be prepared in the form set out in schedule 3; and

               (2) will be the same as the Completion Accounts except that the Agreed Adjustments will be made to the Completion Accounts in order to derive the Completion Statement (also having regard to clause 5.2(c)).

          (c) To the extent that the Completion Accounts reflect any write down in the value of any current assets, which write down exceeds the value of a provision (if any) for that category of current asset contained in the Accounts (Relevant Provision), the amount of the General Provision will be reduced, for the purposes of preparing the Completion Statement, by:

               (1)  the amount of that write down; or

               (2) if there is a Relevant Provision, the excess of that write down over the Relevant Provision.

          (d) The Principal Buyer must give PDL all reasonable assistance that PDL requires including, without limitation, by making the employee and business records of the:

               (1)  Buyer Group Companies;

               (2)  Pacific Brands Foreign Entities; and

               (3)  Pacific Brands Foreign Entities Subsidiaries,

               (to the extent relevant to the Pacific Brands Business), available to PDL and the Seller's Accountants during normal business hours to assist in the preparation of the Completion Accounts and the draft Completion Statement provided that neither PDL nor any Buyer Group Company shall be required to do anything that is likely to cause unreasonable disruption to the conduct of its business and its employees.

          (e) The Completion Statement must set out, as at the Effective Time, the net amount payable by the Buyer Group Companies to the Seller Group Companies or by the Seller Group Companies to the Buyer Group Companies to be calculated in accordance with Part B of schedule 3, having regard to the Purchase Price, the Receivables and the amounts already paid by the Buyer Group Companies under clause 3.3.

          (f) The allocation of Purchase Price to be contained in the Apportionment Statement will be based on the following:

               (1) in respect of each entity being sold under the Shares Agreements (not including the Shares Agreement Australia and the Novare

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                    Shares Agreement), the value attributed or ascribed to that entity for the purposes of the preparation of the Completion Accounts;

               (2) in respect of the businesses being transferred under the Assets Agreements, the value attributed or ascribed to those businesses for the purposes of the preparation of the Completion Accounts and having regard to the principles set out in schedule 5;

               in each case, having regard to the Agreed Adjustments and standard consolidation eliminations where not already taken into account;

               (3) in respect of the entity being sold under the Shares Agreement Australia, $175,000,000; and

               (4) after the allocation of the Purchase Price referred to in paragraphs (1), (2) and (3) above:

                    (A) to the extent any of the Purchase Price remains unallocated (including any Earn Out Amount), that amount of the Purchase Price will be allocated to the goodwill transferred under the Assets Agreement Australia;

                    (B) to the extent that the amount allocated is greater than the Purchase Price, the excess will be deducted from the allocation to the assets transferred under the Assets Agreement Australia.

          (g) The Principal Buyer on behalf of the Buyer Group Companies and PDL on behalf of the Seller Group Companies must confer and use all reasonable endeavours to agree on the Completion Statement, the Apportionment Statement and the EBIT Statement within 20 Business Days after a draft is provided to the Buyer Group Companies (Target Date). PDL will procure that the Principal Buyer and its representatives are allowed reasonable access to all personnel involved in and records relating to (including, without limitation, audit work papers) the preparation of the Completion Accounts, draft Completion Statement, the draft Apportionment Statement and the draft EBIT Statement.

          (h) If the contents of the draft Completion Statement, the draft Apportionment Statement and the draft EBIT Statement are agreed between the Principal Buyer and PDL, those drafts will constitute the Completion Statement, the Apportionment Statement and the EBIT Statement and will be final and binding on the parties.

          (i) Subject to clause 5.2(j) if the Principal Buyer disputes that the draft Completion Statement, the draft Apportionment Statement or the draft EBIT Statement has been prepared in accordance with this agreement and does not resolve the matters in dispute with PDL by the Target Date, the Principal Buyer may at any time before the date which is 10 Business Days after the Target Date (Dispute Date) elect to refer the matters in dispute to the Valuer for determination in accordance with clause 5.3 by giving written notice to that effect to PDL including full details of the matters in dispute (Matters In Dispute).

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          (j)  The Principal Buyer acknowledges (including on behalf of the
               Buyer Group Companies) that:

               (1) the Residual Provision contained in the draft Completion Statement (in accordance with clause 5.2(c)), must be taken into account to address any matters which the Principal Buyer would otherwise dispute in relation to the draft Completion Statement;

               (2) it will take the matters referred to in clause 5.2(j)(1) into account when seeking to agree the draft Completion Statement with PDL under clause 5.2(g);

               (3) the Principal Buyer and PDL, when instructing the Valuer under clause 5.3(a), will include in their instructions that any determination made by the Valuer must:

                    (i) take into account the assumption that the Residual Provision will be utilised by the Buyer Group Companies to the extent possible; and

                    (ii) deduct a corresponding amount from any claim made by
                         the Principal Buyer as part of the Matters in Dispute.

          (k)  If the Principal Buyer and PDL do not agree on:

               (1) the Completion Statement by the Target Date and no election to make a referral is made under clause 5.2(i) by the Dispute Date, the values determined by PDL in the draft Completion Statement will be final and binding on the parties;

               (2) the Apportionment Statement by the Dispute Date and no election to make a referral is made under clause 5.2(i) by the Target Date, the Apportionment Statement will be final and binding on the parties, except to the extent the Completion Statement remains subject to dispute;

               (3) the EBIT Statement by the Dispute Date and no election to make a referral is made under clause 5.2(i) by the Target Date, the EBIT Statement will be final and binding on the parties.

    5.3   VALUER

          (a) The Principal Buyer and PDL must jointly instruct the Valuer within 10 Business Days after a referral under clause 5.2(h) and on the basis that the Valuer agrees to make a determination in relation to the Matters In Dispute and any consequential adjustments to the Completion Statement (Valuer's Adjustments) no later than 50 Business Days after the Referral Date as defined in clause 5.3(b)(1).

          (b) The procedures to be used by the Valuer in determining the Valuer's Adjustments shall be as follows:

               (1) PDL and the Principal Buyer will together provide to the Valuer copies of this agreement, the Completion Accounts, the draft Completion Statement, the draft Apportionment Statement, the

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                    draft EBIT Statement and the notice of Matters In Dispute as provided to PDL under clause 5.2(i). The date upon which the Valuer receives such documents is referred to in this clause as the Referral Date.

               (2) Each of the Principal Buyer and PDL may make a single submission to the Valuer in relation to the Matters In Dispute which submission will not exceed 25 A4 pages in length, within 15 Business Days after the Referral Date.

               (3) The Principal Buyer and PDL will be permitted to deliver to the Valuer a response to the submission of the other party described in sub-clause 5.3(b)(2) above, which shall not exceed 5 A4 pages in length. The responses contemplated by this clause 5.3(b)(3) will be delivered, if at all, within 15 Business Days after receipt of the other party's submission described in clause 5.3(b)(2) above.

               (4) The Valuer must review the documents submitted by the parties and have the opportunity to ask specific written questions of or request specific historical documents from either party to clarify its understanding of the submissions. In relation to questions asked of one party, the other party may submit to the Valuer written dissent to any response submitted by the first party to the Valuer.

               (5) Copies of any submission, response or document submitted to or by the Valuer by or to a party as contemplated in this clause will be submitted by the Valuer to the other party simultaneously or as soon as received, as the case may be.

               (6) The Valuer will deliver its determination of the Matters In Dispute and the Valuer's Adjustments within 50 Business Days following the Referral Date. The Valuer's determination is final and binding on the parties.

               (7) The fees and expenses of the Valuer will be shared equally by PDL and the Principal Buyer.

               (8) In making its determination the Valuer acts as an expert and not as an arbitrator and the Valuer's decision will be final and binding.

    5.4   EFFECT OF MATTERS IN DISPUTE

          (a) If the Completion Statement has not been finalised by the Dispute Date due to Matters In Dispute having not been resolved, then:

               (1) for the purpose of clause 3.4(a), the Payment Date is the day which is 5 Business Days after the Dispute Date (Revised Payment Date);

               (2) on the Revised Payment Date, the Buyer Group Companies or the Seller Group Companies, as appropriate, must pay to the other the estimated net amount described in clause 5.2(e) less the amount the subject of the unresolved Matters In Dispute in Immediately Available Funds, plus interest on the amount to be paid at the

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                    Interest Rate from and including the Completion Date up to and including the date the amount is paid (subject always to clause 5.4(b));

               (3) clause 3.4(a) will apply following determination of the unresolved Matters In Dispute in accordance with clause 5.3, having regard, for the purpose of clause 5.2(e), to the amount paid by the Buyer Group Companies or the Seller Group Companies under clause 5.4(a)(2).

          (b) If the amount of the subject of the unresolved Matters In Dispute is more than the estimated net amount described in clause 5.2(e), then despite the operation of clause 5.4(a)(2), no party will be required to make any payment on the Revised Payment Date.

          (c) For the avoidance of doubt, if the Apportionment Statement or the EBIT Statement has not been finalised by the Target Date due to the Matters in Dispute having not been resolved, this will not result in any change to the obligation to make any payment due on the Payment Date.

6   WARRANTIES AND INDEMNITIES

    6.1   ACCOUNTS

          (a) Subject to clauses 6.6 and 6.7, the Seller Group Companies give the warranties set out in clauses 6.1(b) and 6.2 in favour of the Buyer Group Companies as at the date of this agreement and as at Completion.

          (b)  The Accounts:

               (1) have been prepared in accordance with the Accounting Standards and with due care and attention;

               (2) show a true and fair view of the financial position of the Pacific Brands Business at the Accounts Date and of the profit and loss of the operations of the Pacific Brands Business for the year ended on the Accounts Date.

    6.2   MANAGEMENT ACCOUNTS

          The Management Accounts, in all material respects:

          (a) have been be prepared with due care and attention and on a basis consistent with the management accounts from which the Accounts were derived and past practices;

          (b) accurately disclose the financial position and material assets and liabilities of the Pacific Brands Business and the income, expenses and results of the operations of the Pacific Brands Business for the relevant financial period.

    6.3   APPLICATION OF THE SELLER'S WARRANTIES

          Each of the Seller's Warranties:

          (a)  remains in full force and effect after Completion; and

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          (b)  is separate and independent and is not limited by reference to any other of the Seller's Warranty or any other provision of this agreement.

    6.4   [NOT USED]

    6.5   TIME OF WARRANTIES

          Subject to clauses 6.6 and 6.7:

          (a) the Buyer Group Companies give the Buyer's Warranties in favour of the Seller Group Companies; and

          (b) the Seller Group Companies give the Seller's Warranties in favour of the Buyer Group Companies,

          as at the date of this agreement and as at Completion.

    6.6   DISCLOSURE

          The Warranties are given subject to those matters fairly disclosed in, and a party must not claim that any fact renders any of the Warranties untrue or misleading or causes them to be breached if that fact has been fairly disclosed in:

          (a)  a Linked Transaction Agreement; or

          (b) in the case of the Seller's Warranties, the Disclosure Schedule or the Data Room.

    6.7   MATTERS OF PUBLIC RECORD

          A party must not claim that any fact renders any of the Warranties untrue or misleading or causes them to be breached if that fact would have been revealed at the date of this agreement by searches of:

          (a) in the case of the Buyer's Warranties, any public register kept by the Australian Securities and Investments Commission under the Corporations Act in relation to the Buyer Group Companies; or

          (b) in the case of the Seller's Warranties, any public register kept by the Australian Securities and Investments Commission (or similar register in the jurisdictions in which any of the Seller Group Companies, Pacific Brands Foreign Entities or Pacific Brands Foreign Entities Subsidiaries are incorporated), any trade mark registry, land registry or court in relation to the Seller Group Companies, the Pacific Brands Foreign Entities or the Pacific Brands Foreign Entities Subsidiaries or the assets and shares sold pursuant to the Linked Transaction Agreements.

    6.8   ENVIRONMENTAL INDEMNITY

          (a) Subject to clause 6.8(c) and providing the condition of the Environment which is the cause of the Environmental Liability or Loss existed up to and including the Completion Date, PDL agrees to indemnify the Buyer on demand against any Environmental Liability or Loss for a period of 4 years from the Completion Date, all such Environmental Liability or Loss being referred to in this clause as 'Environmental Costs'.

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          (b)  Notwithstanding any clause to the contrary in this agreement, it is further agreed that the environmental indemnity in clause 6.8(a) shall be limited as follows:

               (1) the Buyer must bear the first $2,000,000 of Environmental Costs;

               (2) the Buyer and PDL shall share equally the next $13,000,000 of Environmental Costs; and

               (3) PDL shall bear any Environmental Costs in excess of $15,000,000;

          (c) PDL's liability to the Buyer under clause 6.8(a) shall be reduced to the extent if any that the Environmental Costs arise or are increased as a result of a failure by the Buyer to comply with the following obligations:

               (1) The Buyer must take no action that is likely to have the effect of encouraging or provoking a relevant Government Agency to issue a demand, notice or order under any Environmental Law in respect of a Property except where:

                    (i) necessary to obtain or as a condition of the grant of an Authorisation necessary for the continued conduct of the Business or any renewal or variation of any such Authorisation in the ordinary course of the Business; or

                    (ii) necessary to be in a position to properly defend or respond to an action or proceeding against the Buyer by a third party; or

                    (iii) it is reasonable to conclude that:

                          (aa) there is a real risk to the health of persons or
                               damage to property; or

                          (bb) there is an obligation to investigate or
                               remediate under an Environmental Law.

               (2) The Buyer must keep PDL informed of any matter which it believes may give rise to a claim under clause 6.8(a) and, if there is a dispute as to:

                    (i) whether the matter concerned falls within the provisions of clause 6.8(a): or

                    (ii) as to the nature or extent of works to be undertaken or Environmental Costs to be incurred by the Buyer,

                    either party may request in writing to the other that the matter be referred to a firm of environmental engineers acceptable to both parties ('Expert') on the basis of a joint appointment by the Buyer and PDL within 5 Business Days. The parties shall direct the Expert to take independent legal advice in relation to legal issues arising in relation to the dispute. The decision of the Expert as to the matters in dispute shall be final and binding on the parties and his costs shall be borne equally by PDL and Buyer.

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               (3)  The Buyer must make no statement or admission to a third party Claim for which PDL may be in part responsible under this clause 6.8 without the prior consent of PDL which must not be unreasonably withheld or delayed.

               (4) The Buyer agrees to comply with clause 7.9 in relation to any Claim to which this clause 6.8 may apply.

          (d)  The Buyer agrees that:

               (1) its sole remedy against PDL in respect of any Environmental Costs is under this clause 6.8;

               (2) PDL's Warranties do not apply to the matters referred to in this clause 6.8; and

               (3) the indemnity in clause 6.8(a) will not apply in relation to a particular Property to the extent that any Environmental Liability or Loss affecting that Property is crystallised or increased as a result of that particular Property no longer being used for a commercial or industrial purpose similar to that for which it is used at Completion.

          (e) References in this clause 6.8 to 'the Buyer' include each Buyer Group Company, Pacific Brands Foreign Entity and Pacific Brands Foreign Entity Subsidiary on the basis that:

               (1) the aggregate liability of PDL to all such entities in as set out in clause 6.8(b);

               (2) each Buyer Group Company agrees with PDL to ensure compliance with this clause by each Pacific Brands Foreign Entity and each Pacific Brands Foreign Entity Subsidiary; and

               (3) where a Buyer Group Company directly or indirectly owns, immediately after Completion, less than 100% of any such other entity, PDL shall only be liable for the percentage of the Environmental Costs corresponding to that percentage ownership interest.

          (f) Notwithstanding any clause to the contrary in this agreement or any of the Linked Transaction Agreements, it is agreed that the environmental indemnity in clause 6.8(a) shall only be limited by clauses 6.8(b)-(e).

    6.9   LITIGATION INDEMNITY

          (a) Subject to clause 6.9(b) PDL agrees and undertakes to indemnify and hold harmless the Buyer Group Companies from and against 50% of any and all direct or indirect losses incurred by Restonic (M) Sdn Bhd and/or its subsidiaries or for which they may become liable in connection with the claim made by Perabot Ekomoni against Dreamland Corporation (M) Sdn Bhd in respect of the termination of Perabot Ekomoni's appointment as Dreamland Corporation (M) Sdn Bhd's sole agent in the district of Kluang (Ekomoni Claim).

          (b)  The Buyer Group Companies:

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               (1)  will use their best endeavours to mitigate any loss which
                    PDL may suffer as a result of giving the indemnity set out in clause 6.9(a); and

               (2) acknowledge the indemnity does not apply in relation to the first of $300,000 of the Ekomoni Claim.

7   LIMITATIONS ON LIABILITY

    7.1   LIMITATION TO CLAIMS UNDER THIS AGREEMENT

          The Buyer Group Companies acknowledge that they have not relied on, and that the Seller Group Companies are not liable to the Buyer Group Companies for, any Claim arising from or relating to any statement, representation, warranty, promise, undertaking or agreement in connection with the sale of the Pacific Brands Business or the shares under the Novare Shares Agreement:

          (a)  made by any person; or

          (b) resulting from or implied by conduct made in the course of communications or negotiations in connection with the sale of the Pacific Brands Business including, without limitation, the sale of the assets and shares pursuant to the Linked Transaction Agreements, except for the Seller's Warranties and other obligations of the Seller Group Companies arising under the Linked Transaction Documents (Excluded Representations). The Buyer Group Companies now waive and release the Seller Group Companies, their Related Corporations, the Pacific Brands Foreign Entities, the Pacific Brands Foreign Entities Subsidiaries and any person acting or purporting to act on behalf of the Seller Group Companies or a Related Corporation of the Seller Group Companies, the Pacific Brands Foreign Entities or the Pacific Brands Foreign Entities Subsidiaries from any and all liability in respect of any Excluded Representation to the fullest extent permitted by law.

    7.2   AWARENESS

          Where the Seller's Warranties or any provisions of this agreement are qualified by reference to the awareness or knowledge of the relevant Seller Group Company, the Buyer Group Companies acknowledge that the awareness or knowledge of the relevant Seller Group Company is limited to matters now within the actual knowledge of the senior management staff specified in Part B of the Disclosure Schedule after due and careful enquiry of the senior management staff specified in the relevant Disclosure Schedule.

    7.3   LIMITATION FOR INSURANCE

          The Seller Group Companies are not liable to the Buyer Group Companies for any Warranty Claim for Loss which is recovered (net of any tax payable) by a Buyer Group Company, LSM, a Pacific Brands Foreign Entity or a Pacific Brands Foreign Entity Subsidiary or any of them under a policy of insurance.

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    7.4   LIMITATION FOR PROVISIONS

          (a) The Seller Group Companies are not liable to the Buyer Group Companies for any Warranty Claim:

               (1) in respect of the stock of the Pacific Brands Business, except (subject to this clause 7) to the extent that the amount finally adjudicated or agreed as being payable in respect of all such Warranty Claims exceeds the provision for slow moving, obsolete and damaged stock taken into account in the Completion Statement; or

               (2) in respect of any matter, except (subject to this clause 7) to the extent that the amount finally adjudicated or agreed as being payable in respect of the Warranty Claim exceeds any understatement of the value of any asset and any unutilised provisions for liabilities taken into account in the Completion Statement.

          (b) The Seller Group Companies are not liable to the Buyer Group Companies for any Warranty Claim in respect of the shares being sold under the Shares Agreements except (subject to this clause
               7) to the extent that the amount finally adjudicated or agreed as being payable in respect of the Warranty Claim exceeds any understatement of the value of any asset and any unutilised provisions for liabilities taken into account in the Completion Statement.

    7.5   LIMITATION FOR FUTURE EVENTS

          The Seller Group Companies are not liable to the Buyer Group Companies for any Warranty Claim to the extent that the cause of action is attributable to:

          (a) anything done or not done after Completion by or on behalf of the Buyer Group Companies or a Related Corporation, LSM or a Pacific Brands Foreign Entity; or

          (b) the enactment of any legislation after the date of this agreement including, but not limited to, legislation which has a retrospective effect.

    7.6   TIME LIMITS

          The Seller Group Companies are not liable to the Buyer Group Companies for any Warranty Claim unless:

          (a) in the case of a Warranty Claim under the Assets Agreement Australia or the Assets Agreement New Zealand, the Buyer Group Companies give notice to the Seller Group Companies setting out specific details of the Warranty Claim within 2 years after the Completion Date;

          (b) in the case of a Warranty Claim under Seller's Warranty 22 (Tax) of the Shares Agreements, the Buyer Group Companies give notice to the Seller Group Companies setting out specific details of the Warranty Claim within 7 years after the Completion Date;

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          (c)  in the case of a Warranty Claim under the Shares Agreements to which clause 7.6(b) does not apply, the Buyer Group Companies give notice to the Seller Group Companies setting out specific details of the Warranty Claim within 2 years after the Completion Date; and

          (d) the Warranty Claim is agreed, compromised or settled or the Buyer Group Companies issue and serve legal proceedings against the Seller Group Companies in respect of the Warranty Claim within 6 months after giving notice in respect of the Warranty Claim under clause 7.6(a) to 7.6(c).

    7.7   MONETARY LIMITS

          The Seller Group Companies are not liable to the Buyer Group Companies for any Warranty Claim unless:

          (a) the amount finally adjudicated or agreed as being payable in respect of the Warranty Claim exceeds $100,000 (one hundred thousand dollars); and

          (b) then only if the aggregate amount finally adjudicated or agreed as being payable in respect of all Warranty Claims which may be recovered under clause 7.7(a) exceeds 1 percent of the aggregate of the Purchase Price and the amount payable in respect of the Receivables pursuant to the Assets Agreement Australia. For the avoidance of doubt, under this clause 7.7(b), the Seller Group Companies' liability is not limited to the amount by which the above threshold is exceeded.

    7.8   MAXIMUM AMOUNT OF WARRANTY CLAIMS

          The maximum aggregate amount which the Buyer Group Companies may recover from the Seller Group Companies in respect of all Warranty Claims is the aggregate of the Purchase Price and the amount payable in respect of the Receivables pursuant to the Assets Agreement Australia.

    7.9   BUYER GROUP COMPANIES' OBLIGATIONS

          (a) Within 30 Business Days after becoming aware of any matter, claim or demand which may reasonably be expected to lead to the Seller Group Companies being liable under any Warranty Claim, the Buyer Group Companies must give notice to the Seller Group Companies setting out full details of the matter, claim or demand.

          (b) The Buyer Group Companies must not deal and must procure that LSM the Pacific Brands Foreign Entities and the Pacific Brands Foreign Entities Subsidiaries do not deal with, compromise or accept any matter, claim or demand which may lead to the Seller Group Companies being liable under any Warranty Claim without the Seller Group Companies' prior written approval.

          (c) On receiving from the Seller Group Companies an indemnity against all Loss which may result, the Buyer Group Companies must take and must procure that the Pacific Brands Foreign Entities and the Pacific Brands Foreign Entities Subsidiaries take any action and provide any assistance the Seller Group Companies reasonably require to deal with, contest or

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               compromise any matter, claim or demand which may lead to the
               Seller Group Companies being liable under any Warranty Claim, provided that none of the Seller Group Companies, the Pacific Brands Foreign Entities or the Pacific Brands Foreign Entities Subsidiaries shall be required to do anything that is likely to cause a material disruption to the conduct of its business or its employees or is likely to harm the goodwill or reputation of its business.

          (d) The Seller Group Companies are not liable to the Buyer Group Companies for any claim arising from a matter, claim or demand to the extent to which the Seller Group Companies' liability arises as a result of or is increased by a failure by the Buyer Group Companies to comply with this clause 7.9.

    7.10  RIGHT TO REIMBURSEMENT

          The Buyer Group Companies must reimburse to the Seller Group Companies an amount equal to any sum paid by the Seller Group Companies in respect of any Warranty Claim which is subsequently recovered by or paid to the Buyer Group Companies (net of any tax payable) or recovered by or paid to LSM, the Pacific Brands Foreign Entities or the Pacific Brands Foreign Entities Subsidiaries (net of any tax payable) by any third party (including, but not limited to, any insurer).

    7.11  ALL WARRANTY CLAIMS

          The limitations on the liability of the Seller Group Companies specified in this clause 7 apply to all Warranty Claims made by a Buyer Group Company pursuant to this agreement or a Linked Transaction Agreement.

8   FOREIGN EXCHANGE CONTRACTS

    8.1   FINANCIAL ADJUSTMENTS

          Following Completion:

          (a)  in relation to the Foreign Exchange Contracts:

               (1) on the Business Day before the due date for a payment to be made by PDL under a Foreign Exchange Contract, the Principal Buyer will pay that amount in accordance with the directions of PDL (which may include directions as to the recipient of the funds, the currency in which the payment is to be made and the method of payment);

               (2) subject to clause 8.1(b), on the day of settlement of a Foreign Exchange Contract by or on behalf of PDL, PDL will pay to the Principal Buyer or as directed by the Principal Buyer, any amount received by PDL under that Foreign Exchange Contract, in the currency and in the form in which that payment was received;

          (b) PDL will not be required to make any payment in relation to a particular Foreign Exchange Contract under clause 8.1(a)(2), and that payment will not become due, until such time as the Principal Buyer has satisfied its

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               obligations under clause 8.1(a)(1) in relation to that Foreign
               Exchange Contract.

    8.2   INTEREST

          If the Principal Buyer or PDL does not make a payment as required by clause 8.1(a)(1) or 8.1(a)(2), as applicable, by the due date for payment, that party will be required to pay to the other party interest on the amount owing at a rate equal to the Interest Rate plus 2%, calculated and payable on a daily basis until such time as the principal amount is paid in full.

    8.3   INDEMNITY

          The Principal Buyer indemnifies PDL in relation to any Loss suffered by the Seller Group Companies, as a result of a breach by the Principal Buyer of its obligations under this clause 8 and PDL indemnifies the Principal Buyer in relation to any Loss suffered by the Principal Buyer as a result of a breach by PDL of its obligations under this clause 8.

    8.4   PRIOR TO COMPLETION

          PDL agrees that it will not, between the date of this Agreement and the Completion Date, without the prior written consent (such consent not to be unreasonably withheld) of the Principal Buyer, enter into or agree to enter into any new foreign exchange contract with a value of more than $100,000 which relates to the Pacific Brands Business or extend the maturity date of any existing foreign exchange contract which relates to the Pacific Brands Business.

9   STRATEGIC INVESTMENT PROGRAMME

    9.1   ENTITLEMENTS

          The parties acknowledge (as between them), subject to Completion occurring, in relation to any amounts which are received by the holder of any SIP Registration under the SIP Scheme:

          (a)  for a SIP Registration for the year ended 30 June 2001:

               (1) the Principal Buyer is entitled to the first $5,000,000 received;

               (2) PDL is entitled to any amount received in excess of $5,000,000;

          (b) for a SIP Registration for the year ended 30 June 2002, the Principal Buyer is entitled to any amount received.

    9.2   PAYMENT

          To the extent an amount is received by the holder of a SIP Registration as described in clause 9.1:

          (a) before Completion, PDL will procure that any portion of that amount to which the Principal Buyer is entitled under clause 9.1, is paid to the Principal Buyer on the Payment Date in Immediately Available Funds;

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          (b)  after Completion, the Principal Buyer will procure that any portion of that amount to which PDL is entitled under clause 9.1, is paid to PDL within 5 Business Days of receipt in Immediately Available Funds.

    9.3   INTEREST

          If the Principal Buyer does not make a payment as required by clause 9.2(b) by the due date for payment, the Principal Buyer will be required to pay to PDL interest on the amount owing at a rate equal to the Interest Rate plus 5%, calculated and payable on a daily basis until such time as the principal amount is paid in full.

    9.4   ACKNOWLEDGMENT

          Until such time as PDL has received all amounts to which it may become entitled as described in clause 9.1 (PDL Entitlements), the Principal Buyer agrees to procure that PDL is:

          (a) kept informed as to the progress of claims relating to the PDL Entitlements;

          (b) given reasonable access to employees or contractors engaged by the Buyer Group Companies to progress claims relating to the PDL Entitlements; and

          (c) given access to any records or documentation reasonably requested by PDL to allow it to monitor the progress of claims relating to the PDL Entitlements.

    9.5   INDEMNITY

          The Principal Buyer indemnifies PDL in relation to any Loss suffered by the Seller Group Companies as a result of a breach by the Principal Buyer of its obligations under this clause 9.

10  ACKNOWLEDGEMENTS

    10.1  JOYCE CONTRACT

          For the avoidance of doubt, the parties acknowledge that the Bid Accounts and the Completion Statement will both contain a matching asset and liability in relation to the Joyce Contract and that the Buyer Group Companies will become entitled to an asset as a result of the transfer of the Joyce Contract under the Assets Agreement Australia.

    10.2  INTER GROUP DEBTS

          For the avoidance of doubt, the parties acknowledge that:

          (a) all Inter Group Debts are intended to be eliminated from the Completion Accounts in order to derive the Completion Statement and are not intended to be transferred to the Buyer Group Companies; and

          (b) to the extent that any Inter Group Debt is inadvertently transferred to or remains with the Buyer Group Companies as a result of the operation of

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               the Shares Agreements or Assets Agreements and has not been eliminated to derive the Completion Statement as referred to in clause 10.2(a), the parties will negotiate in good faith an appropriate method for dealing with that Inter Group Debt, such that neither party receives a windfall gain or suffers a loss as a result of such transfer.

    10.3  RESTRUCTURING PROVISION

          The Buyer Group Companies acknowledge that the Restructuring Provision as at Completion will be included in the Completion Statement, net of any associated future income tax benefit at the rate of 30%.

    10.4  GENERAL PROVISION

          The Buyer Group Companies acknowledge that the General Provision included in the Completion Statement (as adjusted under clause 5.2(c)) will be included net of any associated future income tax benefit at the rate of 30%.

    10.5  RESTRUCTURING

          (a) The Buyer Group Companies and the Seller Group Companies acknowledge and agree that:

               (1) certain restructuring has occurred within the PDL Group involving the companies being sold under the Share Sale Agreements and their subsidiaries (Companies) post 30 June 2001, which has been disclosed to the Buyer Group Companies (Restructuring);

               (2) no provision for Tax will be booked in relation to the Restructuring in the Completion Accounts (except to the extent stamp duty has been provided for) and the Seller's Accountant will be so instructed;

               (3) none of the Buyer Group Companies or their subsidiaries (post Completion), including but not limited to the Companies, will self assess in relation to matters arising from the Restructuring, but any Tax assessment made against any of these entities in relation to those Restructuring matters will be capable of claim under the Tax Indemnity Deed.

          (b) The Seller Group Companies acknowledge that they do not believe that any Tax liability will arise as a result of the Restructuring, except to the extent stamp duty has been paid or provided for in the Completion Accounts.

          (c) For the purposes of this clause 10.5, "Tax" has the same meaning as in the Tax Indemnity Deed.

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11  ANNOUNCEMENTS AND CONFIDENTIALITY

    11.1  LEGAL REQUIREMENTS

          A party may disclose anything in respect of this agreement or the terms of the sale transaction the subject of this agreement as required by:

          (a)  applicable law; or

          (b)  any recognised stock exchange on which its shares are listed,

          but to the extent possible, it must consult with and obtain the prior written consent of PDL and the Principal Buyer before making the disclosure and use its best endeavours to agree on the form and content of the disclosure.

    11.2  DISCLOSURE TO OFFICERS, EMPLOYEES AND PROFESSIONAL ADVISERS

          A party may disclose anything in respect of this agreement or the terms of the sale transaction the subject of this agreement to its Officers, employees, professional advisers, its Related Corporations, its bankers and their employees and professional advisers, to any potential purchaser of any of the assets or shares which are to be sold to the Buyer Group Companies under the Linked Transaction Agreements (to the extent relevant to the sale transaction proposed to be entered) or any receiver or administrator which is appointed in respect of any Buyer Group Company but it must use its best endeavours to ensure all matters disclosed are kept confidential.

    11.3  FURTHER PUBLICITY

          Subject to clause 11.1, no party may disclose the provisions of this agreement or the terms of the sale transaction the subject of this agreement without the written consent of PDL and the Principal Buyer.

    11.4  CONFIDENTIALITY

          Subject to clause 11.1, the Buyer Group Companies must not before Completion disclose any information or documents which have been disclosed or provided to them or any person acting on their behalf in accordance with this agreement or in the course of communications or negotiations in connection with the sale transaction the subject of this agreement.

    11.5  RETURN OF INFORMATION AND DOCUMENTS

          If this agreement is rescinded or terminated, the Buyer Group Companies must:

          (a)  cease using the information and documents referred to in clause
               11.4 for their own purposes; and

          (b) return to the Seller Group Companies all documents (and return or destroy all copies of the documents) referred to in clause 11.4.

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                                                         Co-ordination agreement

12  DUTIES, COSTS AND EXPENSES

    12.1  DUTIES

          The Buyer Group Companies must pay any stamp duty (including any interest, penalty or like charge) in respect of the execution, delivery and performance of:

          (a)  this agreement; and

          (b) any agreement or document entered into or signed under this agreement (including but not limited to the Linked Transaction Agreements).

    12.2  COSTS AND EXPENSES

          Subject to clause 12.1, each party must pay its own costs and expenses in respect of the negotiation, preparation, execution, delivery, stamping and registration of this agreement and any other agreement or document described in clause 12.1.

    12.3  COSTS OF PERFORMANCE

          Any action to be taken by the Buyer Group Companies or the Seller Group Companies in performing their obligations under this agreement must be taken at its own cost and expense unless otherwise provided in this agreement.

13  GENERAL

    13.1  NOTICES

          (a) Any notice or other communication including, but not limited to, any request, demand, consent or approval, to or by a party to this agreement:

               (1) must be in legible writing and in English addressed as shown below:

                    (A)  if to the Seller Group Companies:

                         Address:     c/o Pacific Dunlop Limited
                                      Level 3, 678 Victoria Street,
                                      Richmond  Vic  3121
                         Attention:   Company Secretary
                         Facsimile:   (03) 9270 7300; and

                    (B)  if to the Buyer Group Companies:

                         Address:     c/- Pacific Brands Holdings Pty Ltd
                         Attention:   Philip Kapp
                         Facsimile:   (02) 9921 4224

                    or as specified to the sender by any party by notice;

               (2) where the sender is a company, must be signed by an Officer or under the common seal of the sender;

                                                                         page 34

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                                                         Co-ordination agreement

               (3) is to be regarded as having been given by the sender and received by the addressee:

                    (A) if by delivery in person, when delivered to the addressee;

                    (B) if by post, 3 Business Days from and including the date of postage; or

                    (C) if by facsimile transmission when a legible transmission is received (or regarded as received) by the addressee,

                    but if the delivery or receipt is on a day which is not a Business Day or is after 4.00 pm (addressee's time), it is regarded as having been received at 9.00 am on the following Business Day; and

               (4) can be relied on by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender.

          (b) A facsimile transmission is to be regarded as legible unless the addressee telephones the sender within 2 hours after the transmission is received or regarded as received under clause 13.1(a)(3) and informs the sender that it is not legible.

          (c) In this clause 13.1, a reference to an addressee includes a reference to an addressee's Officers, agents or employees.

          (d) A notice or other communication referred to in clause 13.1(a) will be deemed to be sent by and to all Seller Group Companies if sent by or to PDL and will be deemed to be sent by and to all Buyer Group Companies if sent by or to the Principal Buyer.

    13.2  GOVERNING LAW AND JURISDICTION

          (a)  This agreement is governed by the laws of Victoria.

          (b) Each party irrevocably submits to the non-exclusive jurisdiction of the courts of Victoria.

          (c) The Buyer Group Companies which are not registered in Australia appoint the Principal Buyer in relation to proceedings in Australia as their agent to receive service of any legal process on their behalf.

    13.3  PROHIBITION AND ENFORCEABILITY

          (a) Any provision of, or the application of any provision of, this agreement which is void, illegal, unenforceable or prohibited in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

          (b) The application of this clause 13.3 is not limited by any other provision of this agreement in relation to severability, prohibition or enforceability.

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    13.4  WAIVERS

          (a) Waiver of any right, power, authority, discretion or remedy arising on a breach of or default under this agreement must be in writing and signed by the party granting the waiver.

          (b) A party is not entitled to rely on the conduct of another party or on a delay in the exercise or non-exercise of a right, power, authority, discretion or remedy arising from a breach of this agreement or default under this agreement as constituting a waiver of that right, power, authority, discretion or remedy.

    13.5  VARIATION

          A variation of any term of this agreement must be in writing and signed by the parties.

    13.6  ASSIGNMENT

          None of the parties may assign or transfer, or purport to assign or transfer, any of its rights or obligations under this agreement, except that:

          (a) the Principal Buyer may assign or transfer its rights or obligations under this agreement to a financial institution (or an agent or trustee thereof) providing financing or other facilities to the Principal Buyer (Security Trustee); and

          (b) the Security Trustee and any agent, receiver, receiver and manager or administrator or other Controller (as defined in the Corporations Act 2001) appointed on its behalf may assign or transfer the rights and obligations of the Principal Buyer under this agreement to a third party on the enforcement of any security over the Principal Buyer in favour of the Security Trustee.

          Such agreement or transfer must be without prejudice to any of PDL's rights including the right to oppose a Claim and PDL's liability must not exceed that which would have been applicable had the assignment or transfer not taken place. For the avoidance of doubt, PDL consents to the Principal Buyer granting security to the Security Trustee over the Principal Buyer's rights under this agreement.

    13.7  SURVIVAL OF CERTAIN PROVISIONS

          If this agreement or performance of this agreement is rescinded or terminated and Completion does not occur, no party is liable to the other parties under this agreement or the Linked Transaction Agreements except under clauses 11, 12 and 13 of this agreement, which survive the rescission or termination.

    13.8  DEFAULT INTEREST

          If a party fails to pay any amount payable under this agreement on the due date for payment, that party must pay interest on the amount unpaid at 2% per annum above the Interest Rate, compounding weekly.

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    13.9  FURTHER ASSURANCES

          Each party must do all things necessary to give full effect to this agreement and the transactions contemplated by this agreement.

    13.10 ENTIRE AGREEMENT

          This agreement supersedes all previous agreements in respect of its subject matter and embodies the entire agreement between the parties.

    13.11 NON-MERGER

          No provision of this agreement merges on Completion.

    13.12 COUNTERPARTS

          (a)  This agreement may be executed in any number of counterparts.

          (b)  All counterparts, taken together, constitute one instrument.

          (c)  A party may execute this agreement by signing any counterpart.

    13.13 ATTORNEYS

          Each of the attorneys executing this agreement states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

14  INCORPORATION BY REFERENCE

    14.1  LINKED TRANSACTION AGREEMENTS

          Subject to clause 14.2, the provisions of clause 11, 12 and 13 of this agreement are incorporated by reference into and form part of each Linked Transaction Agreement as if those provisions were fully repeated in each such agreement.

    14.2  REFERENCES TO GROUP COMPANIES

          The provisions of this clause 14.2 apply so that a reference in clause 11, 12 or 13 of this agreement to the Buyer Group Companies or to the Seller Group Companies is, when incorporated by reference pursuant to clause 14.1, to be read and construed in the relevant Linked Transaction Agreement as set out below:

                                                                         page 37

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                                                         Co-ordination agreement

    AGREEMENT                   BUYER GROUP COMPANY                 SELLER GROUP COMPANY
    ------------------------------------------------------------------------------------------------------
    Assets Agreement            Pacific Brands Holdings Pty Ltd     Pacific Dunlop Limited
    Australia
                                Pacific Brands Footwear Pty Ltd     Textile Industrial Design and
                                                                    Engineering Pty Ltd
                                Pacific Brands Sport & Leisure      Union Knitting Mills Pty Ltd
                                Pty Ltd
                                Pacific Brands Clothing Pty Ltd     Boydex International Pty Limited
                                Pacific Brands Household Products   Foamlite (Australia) Pty Ltd
                                Pty Ltd
                                PB Holdings NV                      Vita Pacific Pty Ltd
                                                                    PD Licensing Pty Ltd
                                                                    Niblick Pty Ltd
                                                                    Cliburn Investments Pty Ltd

    Shares Agreement            Pacific Brands Holdings Pty Ltd     Pacific Dunlop Limited
    Australia
                                PB Holdings NV

    Assets Agreement            Pacific Brands Holdings (NZ)Ltd     Pacific Dunlop Holdings (NZ) Limited
    New Zealand
                                PB Holdings NV

    Shares Agreement            PB Holdings NV                      Pacific Dunlop Holdings (Europe) Ltd
    UK

    Shares Agreement            PB Holdings NV                      Pacific Dunlop Holdings (USA) Inc
    USA

    Shares Agreement            PB Holdings NV                      Pacific Dunlop Holdings (Singapore)
    Indonesia
                                                                    Pte Ltd

    Shares Agreement            PB Holdings NV                      PD International Pty Ltd
    Fiji

    Shares Agreement            PB Holdings NV                      PD International Pty Ltd
    Hong Kong

    Shares Agreement            PB Holdings NV                      PD Holdings (Malaysia) Sdn Bhd
    Malaysia

    Novare Shares Agreement     Pacific Brands Holdings Pty Ltd     PD Shared Services Holdings Pty Ltd

                                PB Holdings NV

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                                                         Co-ordination agreement

15  GUARANTEE AND INDEMNITY - SELLER

    15.1  GUARANTEE

          The Guarantor unconditionally and irrevocably guarantees to the Buyer Group Companies the due and punctual performance of the Seller Group Companies' obligations under this agreement.

    15.2  INDEMNITY

          The Guarantor indemnifies and holds the Buyer Group Companies harmless from and against all Loss incurred or suffered by the Buyer Group Companies and all actions, proceedings, claims or demands made against the Buyer Group Companies as a result of default by the Seller Group Companies in the performance of any such obligation.

    15.3  EXTENT OF GUARANTEE AND INDEMNITY

          (a)  This clause 15 applies:

               (1) to the present and future obligations of the Seller Group Companies under this agreement; and

               (2) to this agreement, as amended, supplemented, renewed or replaced.

          (b) The obligations of the Guarantor under this clause 15 extend to any change in the obligations of the Seller Group Companies as a result of any amendment, supplement, renewal or replacement of this agreement.

          (c) This clause 15 is not affected, nor are the obligations of the Guarantor under this agreement released or discharged or otherwise affected, by anything which, but for this provision, might have that effect.

          (d)  This clause 15 applies:

               (1) regardless of whether the Guarantor is aware of, or has consented to, or is given notice of, any amendment, supplement, renewal or replacement of any agreement to which the Buyer Group Companies and the Seller Group Companies are a party or the occurrence of any other thing; and

               (2)  irrespective of any rule of law or equity to the contrary.

    15.4  CONTINUING GUARANTEE AND INDEMNITY

          This clause 15 is a continuing obligation of the Guarantor, despite any settlement of account and remains in full force and effect until the obligations of the each Seller Group Company under this agreement have been performed.

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    15.5  WARRANTIES OF THE GUARANTOR

          The Guarantor represents and warrants to the Buyer Group Companies that:

          (a) it has the corporate power to enter into this guarantee and indemnity and has taken all necessary action to authorise the execution, delivery and performance of this agreement;

          (b) the execution, delivery and performance of this guarantee and indemnity will not violate any provision of:

               (1) any law or regulation or any order or decree of any Governmental Agency of the Commonwealth of Australia or any state or territory;

               (2)  the constitution of the Guarantor; or

               (3) any security agreement, deed, contract, undertaking or other instrument to which the Guarantor is a party or which is binding on it.

    15.6  RIGHTS

          The Guarantor waives any right it has under contact, tort or statute of first requiring any of the Buyer Group Companies to commence proceedings or enforcing any other right against PDL or any of the Seller Group Companies or any other person before claiming under this clause 15.

    15.7  ANSELL

          The Guarantor covenants with the Buyer that should the Guarantor, within a period of 4 years after Completion, directly or indirectly dispose of, or permit the disposal of, all or substantially all of its interest in or all or substantially all of the assets of Ansell:

          (a) for other than cash or other valuable consideration received by the Guarantor or a Related Body Corporate of the Guarantor; or

          (b) for cash or other valuable consideration which is then distributed to parties other than the Guarantor or a Related Body Corporate of the Guarantor,

          it will first provide the Buyer with security reasonably acceptable to the Buyer for any claims which the Buyer may have against the Seller or Guarantor under this agreement.

16  GUARANTEE AND INDEMNITY - BUYER

    16.1  GUARANTEE

          The Buyer Guarantor unconditionally and irrevocably guarantees to the Seller Group Companies the due and punctual performance of the Buyer Group Companies' obligations under this agreement.

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                                                         Co-ordination agreement

    16.2  INDEMNITY

          The Buyer Guarantor indemnifies and holds the Seller Group Companies harmless from and against all Loss incurred or suffered by the Seller Group Companies and all actions, proceedings, claims or demands made against the Seller Group Companies as a result of default by the Buyer Group Companies in the performance of any such obligation.

    16.3  EXTENT OF GUARANTEE AND INDEMNITY

          (a)  This clause 16 applies:

               (1) to the present and future obligations of the Buyer Group Companies under this agreement; and

               (2) to this agreement, as amended, supplemented, renewed or replaced.

          (b) The obligations of the Buyer Guarantor under this clause 16 extend to any change in the obligations of the Buyer Group Companies as a result of any amendment, supplement, renewal or replacement of this agreement.

          (c) This clause 16 is not affected, nor are the obligations of the Buyer Guarantor under this agreement released or discharged or otherwise affected, by anything which, but for this provision, might have that effect.

          (d)  This clause 16 applies:

               (1) regardless of whether the Buyer Guarantor is aware of, or has consented to, or is given notice of, any amendment, supplement, renewal or replacement of any agreement to which the Seller Group Companies and the Buyer Group Companies are a party or the occurrence of any other thing; and

               (2)  irrespective of any rule of law or equity to the contrary.

    16.4  CONTINUING GUARANTEE AND INDEMNITY

          This clause 16 is a continuing obligation of the Buyer Guarantor despite any settlement of account and remains in full force and effect until the obligations of the Buyer Group Companies under this agreement have been performed.

    16.5  WARRANTIES OF THE GUARANTOR

          The Buyer Guarantor represents and warrants to the Seller Group Companies that:

          (e) it has the corporate power to enter into this guarantee and indemnity and has taken all necessary action to authorise the execution, delivery and performance of this agreement;

          (f) the execution, delivery and performance of this guarantee and indemnity will not violate any provision of:

               (1) any law or regulation or any order or decree of any Governmental Agency of the Commonwealth of Australia or any state or territory;

               (2)  the constitution of the Buyer Guarantor; or

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                                                         Co-ordination agreement

               (3) any security agreement, deed, contract, undertaking or other instrument to which the Buyer Guarantor is a party or which is binding on it.

    16.6  RIGHTS

          The Buyer Guarantor waives any right it has of first requiring the Seller Group Companies to commence proceedings or enforce any other right against the Buyer Group Companies or any other person before claiming under this clause 16.

17  SPEEDS RECEIVABLE

          In consideration of the Seller Group Companies retaining the Current Speeds Receivable, it is agreed that:

          (a) subject to clause 17(d), any moneys received from Speeds by any Seller Group Company or Buyer Group Company or their Related Corporations must be promptly paid to PDL and set in reduction of the balance of the Current Speeds Receivable;

          (b) for the avoidance of doubt, once no amount of the Current Speeds Receivable remains outstanding, clause 17(a) will no longer apply and any Seller Group Company or Buyer Group Company which receives moneys from Speeds after that time in respect of amounts owing to it, will be entitled to retain that amount;

          (c) the Pacific Brands Business will continue to trade with Speeds for so long as in its dealings with the Buyer Group Companies and Related Corporations, Speeds trades within 60 day credit terms; and

          (d) if any person takes any action to enforce recovery of amounts owing from Speeds while any of the Current Speeds Receivable remains outstanding, the Seller Group Companies will and the Buyer Group Companies and their Related Corporations will each exercise whatever retention of title or similar rights they may have on the basis that any amounts recovered will be divided between the Buyer Group Companies and their Related Corporations and PDL in the proportion A:B where:

               (1) A is the amount then owing by Speeds to the Buyer Group Companies and their Related Corporations in relation to trading after Completion; and

               (2) B is the amount of Current Speeds Receivable then outstanding.

                                                                         page 42

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                                                         Co-ordination agreement

SCHEDULE 1 - PARTIES

          PART 1 - SELLER GROUP COMPANIES

          1       Pacific Dunlop Limited
                  ABN 89 004 085 330
                  of level 3, 678 Victoria Street, Richmond, Victoria

          2       Textile Industrial Design and Engineering Pty Ltd
                  ABN 79 000 283 198
                  of level 3, 678 Victoria Street, Richmond, Victoria

          3       Union Knitting Mills Pty Ltd
                  ABN 38 006 752 021
                  of level 3, 678 Victoria Street, Richmond, Victoria

          4       Boydex International Pty Ltd
                  ABN 81 004 441 758
                  of level 3, 678 Victoria Street, Richmond, Victoria

          5       Foamlite (Australia) Pty Ltd
                  ABN 89 001 595 017
                  of level 3, 678 Victoria Street, Richmond, Victoria

          6       Vita Pacific Pty Ltd
                  ABN 65 004 919 171
                  of level 3, 678 Victoria Street, Richmond, Victoria

          7       Pacific Dunlop Holdings (NZ) Limited
                  WN 54807
                  of Blenheim Street, Upperhutt, New Zealand

          8       Pacific Dunlop Holdings (Europe) Ltd
                  of 119 Ewell Road, Surbiton, Surrey KT6 6AL, United Kingdom

          9       Pacific Dunlop Holdings (USA) Inc
                  of 612/1 Lakeside Drive, Suite 200, Reno, Nevada 89511, United States of America

          10      PD International Pty Limited
                  of Level 3, 678 Victoria Street, Richmond, Victoria

          11      Pacific Dunlop Holdings (Singapore) Pte Ltd
                  of 6 Loy Yang Way 1, 02-02, Kim Chew Building, Singapore,
                  508704

          12      PD Holdings (Malaysia) Sdn Bhd
                  of Suite 103, 1st Floor, Wisma MBF 37C, Jalan Meldrum, 80000 Johor, Bahru, Johor, Malaysia

          13      PD Licensing Pty Ltd
                  ABN 67 006 599 131
                  of level 3, 678 Victoria Street, Richmond, Victoria

          14      Niblick Pty Ltd
                  ABN 80 006 049 172
                  of level 3, 678 Victoria Street, Richmond, Victoria

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                                                         Co-ordination agreement

          15      Cliburn Investments Pty Ltd]
                  ABN 69 006 298 246
                  of level 3, 678 Victoria Street, Richmond, Victoria

          16      PD Shared Services Holdings Pty Ltd
                  ABN 75 092 811 080
                  of level 3, 678 Victoria Street, Richmond, Victoria

          PART 2 - BUYER GROUP COMPANIES

          1       PB Holdings NV
                  1170 Brussels, Terhulpsesteenweg 166, Belgium

          2       Pacific Brands Holdings Pty Ltd
                  ACN 098 704 646
                  C/- Minter Ellison, 88 Phillip Street, Sydney, New South Wales

          3       Pacific Brands Household Products Pty Ltd
                  ACN 098 742 584
                  C/- Minter Ellison, 88 Phillip Street, Sydney, New South Wales

          4       Pacific Brands Footwear Pty Ltd
                  ACN 098 742 628
                  C/- Minter Ellison, 88 Phillip Street, Sydney, New South Wales

          5       Pacific Brands Sport & Leisure Pty Ltd
                  ACN 098 742 708
                  C/- Minter Ellison, 88 Phillip Street, Sydney, New South Wales

          6       Pacific Brands Clothing Pty Ltd
                  ACN 098 742 655
                  C/- Minter Ellison, 88 Phillip Street, Sydney, New South Wales

          7       Pacific Brands Holdings (NZ) Ltd
                  WN 1174050
                  C/- Minter Ellison Rudd Watts, Level 17, 125 The Terrace, Wellington, New Zealand

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SCHEDULE 2 - CONSENTS

          PART A - KEY CONSENTS

          1.   Foreign Investment Review Board approval:

               (1) a notice in writing must be issued by or on behalf of the Treasurer of the Commonwealth of Australia stating that the Commonwealth Government does not object to the Principal Buyer and the Seller Group Companies entering into and completing the Assets Agreement Australia and the Shares Agreement Australia, either unconditionally or on terms reasonably acceptable to the Principal Buyer and the Seller Group Companies; or

               (2) the Treasurer of the Commonwealth of Australia must become precluded from making an order in respect of the acquisition of the assets to be transferred under the Assets Agreement Australia under the Foreign Acquisitions and Takeovers Act 1975(Cth).

          2. A notice in writing consenting to the transactions contemplated by this agreement on terms reasonably acceptable to the Principal Buyer being given under the New Zealand Overseas Investment Regulations 1995.

          3. The Principal Buyer entering into a binding agreement with the relevant banks or other financiers under which such banks or financiers agree to provide on Completion (subject only to such conditions as are acceptable to the Principal Buyer) any funds necessary for the Principal Buyer to purchase the Pacific Brands Business and receipt of such funds by the Principal Buyer under any such agreement.

          4. The Principal Buyer entering into satisfactory service contracts with the Senior Management and the Senior Management agreeing to take an equity stake in the Principal Buyer.

          5. The Principal Buyer being satisfied that at least 80% of the employees currently employed in the Pacific Brands Business (not including the employees employed in Australia whose employment is governed by an award) are prepared to continue to be employed on the same terms in the Pacific Brands Business after Completion.

          6. The Principal Buyer being satisfied that the contractual arrangements with Robert Ng/PD Enterprises Limited in respect of those manufacturing and other services being performed by Robert Ng/PD Enterprises Limited for the Seller Group Companies will be assigned to the relevant Buyer Group Companies on Completion.

          7.   The completion deliverables specified in paragraphs (m), (n) and
               (o) of clause 4.2 of the Assets Agreement Australia being capable of delivery.

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          PART B - SECONDARY CONSENTS

               Australia

               Nil

               New Zealand

               Nil

               United Kingdom

               Nil

               United States of America

               Nil

               Indonesia (relating to sale of shares under the Shares Agreement Indonesia)

               BKPM approval

               Fiji (relating to sale of shares under the Shares Agreement Fiji)

               Reserve Bank approval
               Fiji Trade and Investment Bureau approval

               Hong Kong

               Nil

               Malaysia (relating to sale of shares under the Shares Agreement Malaysia)

               One of the following occurring in relation to the pre-emptive rights held by FACB Industries Incorporated Bernard (FACB) under the Joint Venture and Shareholders' Agreement Malaysia dated 6 April 1993 between FACB, PDL and PD Holdings Malaysia Sdn Bhd
               (JVA) in relation to the shares proposed to be sold under the Shares Agreement Malaysia:

               (a)  FACB waiving its pre-emptive rights; or

               (b) the period of the "Second Option" (as referred to in the JVA) expiring without FACB having exercised its rights to purchase the shares proposed to be sold under the Shares Agreement Malaysia.

               Foreign Investment Committee (FIC) approval.

               Ministry of Trade Industry (MTI) approval.

               Bank Negara approval

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                                                         Co-ordination agreement

SCHEDULE 3 - COMPLETION STATEMENT

PART A

See attached

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PART B - PURCHASE PRICE AND NET AMOUNT PAYABLE

1         PURCHASE PRICE (CLAUSE 3.1)

          Fixed portion of price                            $ 200,700,000
plus      Net Assets*                                       $
less      Receivables** (A)                                 $
                                                            -------------
                                   Purchase Price (B)***    $
                                                            -------------

*As shown in Completion Statement.

**An amount equal to the Receivables as defined in the Assets Agreement
Australia.

***Not including the Earn Out Amount, which is to be calculated and paid in accordance with schedule 9.

2         NET AMOUNT PAYABLE (CLAUSE 3.4)

          Purchase Price (B)                                $

          Receivables (A)                                   $
                                                            -------------
less      Amount paid by Buyer on Completion  under
          clauses  3.3(a) and (b)                           $ 729,600,000
                                                            -------------

               Net amount payable on Payment                $
               Date by [Buyer/Seller]
                                                            -------------

Plus      interest  on the  amount to be paid  calculated   $
          under  clause 3.4(a)
                                                            -------------
               Net amount payable on Payment                $
               Date by [Buyer/Seller], including
               interest*
                                                            -------------

                                                            -------------

*Not including the Earn Out Amount, which is to be paid in accordance with schedule 9.

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SCHEDULE 4 - NOTES FOR PREPARATION OF COMPLETION STATEMENT

AGREED ADJUSTMENTS

The Agreed Adjustments are as follows:

ELIMINATIONS

1    BRANDS AND INTANGIBLES

     To be eliminated on the same basis as used to derive the Bid Accounts.

2    GROSBY CHINA

     To be reclassified on the same basis as used to derive the Bid Accounts.

3    DEFERRED COSTS

     To be eliminated on the same basis as used to derive the Bid Accounts.

4    SPEEDS NET DEBTORS

     All Speeds debtors as at the Effective Time and any provisions against them, to be eliminated.

5    GUILFORD PROPERTY

     If necessary, eliminated to the extent that any amount is attributable to that property in the Completion Accounts.

6    CASH, BANK DEBTS

     All cash and bank debts to be excluded on the same basis as used to derive the Bid Accounts except:

          (a) any amount of Cash in Hand as defined in the Shares Agreements as at the Effective Time;

     (b)  any amount of Included Cash as defined in the Assets Agreements;

     (c) any overdraft balances existing at Completion in any companies transferred under the Shares Agreements and their subsidiaries.

7    RESTONIC OEI

     A 50% equity interest to be eliminated on the same basis as used to derive the Bid Accounts, subject always to paragraph 6(a) above, if applicable.

8    BERLEI INVESTMENTS

     Fixed amount of $89,554 to be eliminated.

ADDITIONS

9    PHILIPPINES INVESTMENTS

     To be included at $2,905,000 adjusted for the PDL Group's share of profit or loss since the Accounts Date.

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                                                         Co-ordination agreement

10   PBA STAMP DUTY

     To be adjusted on the same basis as used to derive the Bid Accounts, except that these eliminations/additions are to be adjusted to reflect any change to the estimated stamp duty (as included in plant and equipment) and any amount of stamp duty paid.

11   BONDS SPINNING

     To be included on the same basis as used to derive the Bid Accounts.

12   GENERAL PROVISION

     The General Provision will be included as an adjustment in the same manner as in the Bid Accounts, except as provided under clause 5.2(c) of the Co-ordination Agreement, in which case, the Residual Provision will be included as an adjustment in that manner.

13   SUPER ACCRUAL

     To be included on the same basis as used to derive the Bid Accounts.

INTERCOMPANY

14   TRADING BALANCES

     To be eliminated on the same basis as used to derive the Bid Accounts.

15   DIVIDENDS

     To be eliminated on the same basis as used to derive the Bid Accounts.

TAXATION BALANCES

16   TAX ACCOUNTS

     To be eliminated on the same basis as used to derive the Bid Accounts.

17   SHARE SALE BALANCES

     To be included on the same basis as used to derive the Bid Accounts.

18   BUSINESS ASSETS FITB

     To be included on the same basis as used to derive the Bid Accounts.

ADDITIONAL ADJUSTMENTS

19   SIP EXCESS

     To be adjusted to eliminate any SIP Excess as defined in the Coordination Agreement.

20   OTHER ADJUSTMENTS

     Any other adjustment agreed between the parties, including but not limited to the following:

     (a) the Accepted Liabilities described in paragraph (a)(2) of that definition in the Assets Agreements and the Receivables described in paragraph (b) of that definition in the Assets Agreements which are not already included in the Completion Accounts, to be added.

     (b) FITB relating to employees of the Pacific Brands Business employed in New Zealand to be eliminated;

                                                         Co-ordination agreement

SCHEDULE 5 - NOTES FOR PREPARATION OF THE APPORTIONMENT STATEMENT

PART A

1    ASSETS - AUSTRALIA AND NEW ZEALAND

     The apportionment of the Purchase Price in respect of the assets to be transferred under the Assets Agreement Australia and the Assets Agreement New Zealand, will be made in accordance with clause 5.2(f), except as otherwise specified below:

     ASSETS                          AUSTRALIA          NEW ZEALAND
     ----------------------------------------------------------------
     Assets Leases                   $         1        $        1

     Business Records                $         1        $        1

     Contracts                       $         1        $        1

     Freehold Properties             See note 1         See note 1

     Goodwill                        See note 1         See note 1

     Included Cash                   See note 1         See note 1

     Intellectual Property Rights    $         1        $        1

     Plant and Equipment             See note 1         See note 1

     Property Leases                 $         1        $        1

     SIP Receivable                  $ 5,000,000        N/A

     Statutory Licences              $         1        $        1

     Stock                           See note 1         See note 1

     Note 1 - Freehold Properties, Goodwill, Included Cash, Plant and Equipment and Stock

     All of these assets will have values allocated to them in the manner described in clause 5.2(f).

2    RECEIVABLES - ASSETS AGREEMENT AUSTRALIA

     The current and non current receivables which are attributed to the Australian business under clause 5.2(f):

     (a) will include the amount payable for the SIP Receivable under the Assets Agreement Australia;

     (b) excluding the SIP Receivable, represent the Receivables (as defined in the Assets Agreement Australia), which are not part of the assets transferred under the Assets Agreement Australia. The Receivables are to be dealt with in accordance with clause 7.3 of the Assets Agreement Australia, the relevant adjustments to be calculated in accordance with Part B of these notes to the Completion Statement.

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                                                         Co-ordination agreement

3    OTHER ITEMS - ASSETS AGREEMENTS

     (a)  PAYMENTS IN ADVANCE AND OUTGOINGS (CLAUSE 5.1 ASSETS AGREEMENTS)

          The prepayments and payables which are attributed to the Australian and New Zealand businesses respectively under clause 5.2(f), include the amounts payable by the Buyer and the Seller under clause 5.1 of the Assets Agreements.

     (b)  EMPLOYEE LEAVE BENEFITS (CLAUSE 9.6 ASSETS AGREEMENTS)

          The allowance to which the Buyer is entitled in respect of Employee Leave Benefits under clause 9.6 of the Assets Agreements is included in the current and non-current provisions and the FITB which is attributed to the Australian business under clause 5.2(f).

     (c)  GENERAL PROVISION

          The General Provision (as adjusted in accordance with clauses 5.2(c) and 10.4 of the Co-ordination Agreement) will be attributed to the Australian business to be transferred under the Assets Agreement Australia and will be included in the non-current provisions and FITB.

PART B - MISCELLANEOUS NOTES RELATING TO THE PREPARATION OF THE COMPLETION STATEMENT

1    PACIFIC DUNLOP (HOLDINGS) HONG KONG LIMITED

     This entity will not be included in the Completion Accounts as it has not previously been accounted for as part of the Pacific Brands Business. It will be brought into the Apportionment Statement with nil additional value (the value of its assets, being its subsidiaries and investments, was included in the Bid Accounts).

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                                                         Co-ordination agreement

SCHEDULE 6 - ACCOUNTS

                                                         Co-ordination agreement

SCHEDULE 7 - BID ACCOUNTS

                                                         Co-ordination agreement

SCHEDULE 8  - SENIOR MANAGEMENT

          Paul Moore

          Stephen Tierney

          Rick Rostolis

          Mary Keely

          Bryan Pearson

          Sue Morphet

          Neil Padoa

          Graham Boyd

          Steve Audsley

          David Jackson

          Malcolm Ford

          Tom Dalianis

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                                                         Co-ordination agreement

SCHEDULE 9 - EARN OUT

          PART 1

          DEFINITIONS

          In this schedule, the following expressions have the following meanings:

          Auditors means the auditors from time to time of the Buyer, being a major international accounting firm.

          Budget means the Seller's budget for the Business for the period to 30 June 2002.

          Business means the Pacific Brands Business as carried on by the Buyer Group Companies and their Related Corporations after the Effective Time.

          Buyer means the Buyer Group Companies and any of their Related Corporations carrying on any part of the Business after Completion under this agreement.

          Earn Out Period means the period from the Effective Time to 30 June 2002.

          EBIT means, subject to paragraph 2.1, for the Earn Out Period the audited consolidated profit of the Buyer before interest and tax in relation to the Business determined in accordance with the Accounting Standards as applied in the preparation of the Completion Accounts, except that the following shall apply:

          (a)  no Excluded Costs shall be brought to account;

          (b) "interest" shall include, without limitation, all interest and charges on finance leases as defined in AASB 1008 and on all types of financial accommodation;

          (c) other than in the ordinary course of business, the effect of any acceleration of expenditure or deferral of income as compared to practice in the Business in the period from 1 July 2001 to Completion and which would otherwise have the effect of reducing EBIT shall be reversed;

          (d) one off items of income and expenditure (as defined in the Accounting Standards) will be excluded and specifically any restructuring costs not reflected in the Budget (other than appropriate costs or amortisation of costs incurred to address under performance relative to Budget) to the extent that such costs are not recouped in the Earn Out Period and any advisers fees, expenses or Loss in relation to any matter arising under this agreement will be excluded;

          (e) there will be no amortisation of intangible assets or deferred costs;

          (f)  Included Revenue will be brought to account;

          (g) any amounts recoverable under any loss of profits insurances in respect of events occurring during the Earn Out Period will be brought to account;

          Excluded Costs means those costs, liabilities or expenses to be excluded from EBIT under paragraph 1.2.

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                                                         Co-ordination agreement

          First Period EBIT means the audited consolidated profit of the Seller before interest and tax in relation to the Business for the period from 1 July 2001 to the Effective Time, as set out in the EBIT Statement and determined in accordance with the Agreed Accounting Principles, except that, for the avoidance of doubt:

          (a) The principles set out in paragraphs (b) and (e) in the definition of EBIT will apply;

          (b) Fees, expenses and costs (other than management time) associated with the sale of the Pacific Brands Business will be excluded; and

          (c) Profits or losses referable to PDL's indirect ownership interest in Restonic (M) Sdn Bhd and Dunlop Slazenger (Philippines ) Inc will be included.

          Related Party Transaction has the meaning given in paragraph 1.2(b).

1    DURING EARN OUT PERIOD

     1.1  SELLER NOMINEE AND INFORMATION

          (a) The Seller shall, during the Earn Out Period have the following specific rights the right to attend by its nominee (Seller Nominee) at a briefing meeting to be held in March 2002 between the Seller Nominee on the one hand and a nominee of the Buyer being the Chief Executive Officer or Chief Financial Officer of the Business on the other hand. The purpose of this meeting shall be to keep the Seller Nominee fully apprised of the current operations of the Buyer (including its performance against Budget and a review of management accounts to date) and its future plans.

          (b) The Seller undertakes that it will keep any information provided to it under paragraph 1.1 confidential and use it only for the purposes of this agreement and will not otherwise use or disclose nor permit to be used or disclosed any such information.

     1.2  EXCLUDED COSTS

          Unless the Seller Nominee has given specific prior written approval of the matter concerned, all costs, liabilities and expenses suffered or incurred by the Buyer in carrying on the Business in relation to the following matters shall be excluded from the calculation of EBIT:

          (a) any management or similar fees (other than employee or normal director remuneration) payable to any shareholder related director of the Buyer or any Related Corporation;

          (b) transactions with a shareholder of the Buyer or a Related Corporation of the Buyer (Related Party Transaction), and other parties if and then to the extent that the cost, liability or expense to the Buyer based on a reasonable and customary basis of allocation of such cost, liability or expense is more than would be reasonable to expect between unrelated parties dealing on normal commercial terms;

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                                                         Co-ordination agreement

          (c) any marketing and selling expenses, administration expenses, and other expenses (not including freight and distribution) (Relevant Expense Categories) to the extent that the aggregate amount of expenditure for the Relevant Expense Category in the Earn Out Period exceeds the amount budgeted in the Budget for that period except an appropriate amortisation of any expenditure in excess of what was budgeted which was incurred to address material under performance relative to Budget;

          (d) all costs, liabilities and expenses not incurred by the Buyer in the carrying on of the Business in the ordinary course of business.

     1.3  INCLUDED REVENUE

          (a) Where a Related Party Transaction has occurred and where the income or benefit to the Buyer is less than would be reasonable to expect between unrelated parties dealing on normal commercial terms, the shortfall shall be brought to account for the purpose of determining EBIT.

          (b) If any part of the Business is disposed of in the Earn Out Period, there shall be included in EBIT from the date of disposal the amount of EBIT budgeted for that period for that disposed part of the Business in the Budget.

     1.4  DETERMINATION

          Any dispute between the parties as to the amount of any benefit, income, expense, cost or liability which is to be treated as Included Revenue or Excluded Cost under this paragraph 1 shall be determined on a reference by either the Buyer or the Seller by the Valuer and the provisions of paragraph 3.3 shall apply to such determination.

     1.5  COVENANTS BY BUYER

          Unless the Seller has given specific prior written approval of the matter concerned, the Buyer must ensure that throughout the Earn Out
          Period:

          (a) funds managed by CVC Asia Pacific Limited and Catalyst Investment Managers Pty Limited and executive management of the Pacific Brands Business between them remain beneficially entitled directly or indirectly to at least 60 per cent of the issued share capital of the Buyer;

          (b) the Buyer maintains insurance on terms usual in relation to a business of the nature of the Business over its assets and undertaking.

          In the event of a breach of paragraph 1.5(b), there shall be taken into account for the purposes of determining EBIT any reduction in revenue or increase in costs resulting from such breach.

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                                                         Co-ordination agreement

2    EARLY TERMINATION OF EARN OUT PERIOD

     2.1  EARLY TERMINATION

          If there is a breach of paragraph 1.5(a), EBIT will be calculated as though the Earn Out Period ended at the first month end after the breach, grossed up by the earnings before interest and tax that would be derived if the Business performed to Budget from that month end to 30 June 2002.

     2.2  EARLY PAYMENT

          The Buyer may at any time during the Earn Out Period fully discharge all its obligations under this schedule by paying the Seller $10,000,000 by bank cheque.

3    EARN OUT CALCULATION

     3.1  REVIEW BY SELLER'S ACCOUNTANT

          (a) The Buyer must procure that the Seller's Accountant is given full access to the employees of the Buyer, to the Auditors and to all books and records of the Buyer reasonably required to enable the Seller's Accountant to review:

               (1) the consolidated audited accounts produced for the Buyer for the Earn Out Period; and

               (2) the EBIT Certificate (as defined in paragraph 4.2) for each that period.

          (b) The Buyer must use all reasonable endeavours to ensure that the Seller's Accountant is given access, for the purpose described in paragraph 3.1(a), to the Auditors' relevant working papers.

     3.2  ATTEMPT TO RESOLVE

          (a) If the Seller disputes the content of the EBIT Certificate then it may within 30 Business Days of receiving a copy of the EBIT Certificate from the Buyer refer the matter to the Valuer for determination under paragraph 3.3.

          (b) If no referral is made by the Seller under paragraph 3.2(a) within the period referred to in paragraph 3.2(a) the value determined by the Auditors shall be final and binding on the parties.

     3.3  VALUER

          The provisions of paragraph 4.2 of this agreement shall apply, with the necessary changes, to disputes in relation to the EBIT Certificate.

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                                                         Co-ordination agreement

4    EARN OUT

     4.1  EARN OUT AMOUNTS

          (a) The Buyer and Seller agree that part of the Purchase Price is to be determined by reference to the consolidated performance of the Business during the Earn Out Period.

          (b) An additional amount of Purchase Price will be payable if paragraph 2 applies and also in the circumstances set out in clauses 4.1(c).

          (c) An additional amount of Purchase Price will be payable (Earn Out Amount) as follows:

               (1) if the aggregate of the First Period EBIT and the EBIT over the Earn Out Period is less than or equal to $115,000,000 the Earn Out Amount will be nil;

               (2) if the aggregate of the First Period EBIT and the EBIT over the Earn Out Period is between $115,000,000 and $120,000,000, the Earn Out Amount will be $2 for each $1 of aggregate of First Period EBIT and EBIT above $115,000,000; or

               (3) if the aggregate of the First Period EBIT and the EBIT over the Earn Out Period is $120,000,000 or more, the Earn Out Amount will be $10,000,000.

     4.2  DETERMINATION OF EARN OUT AMOUNT

          (a) The Buyer must procure that the Auditors provide to the Seller and the Seller's Accountant within three months after the end of the Earn Out Period:

               (1) a consolidated audited profit and loss account for the Buyer and a consolidated audited balance sheet of the Buyer as at the last day of Earn Out Period; and

               (2) a certificate of EBIT for the Earn Out Period (EBIT Certificate).

          (b) In preparing the EBIT Certificate the Auditor must apply all relevant provisions of this agreement.

     4.3  PAYMENT OF EARN OUT AMOUNT

          (a) The Buyer must pay the Earn Out Amount to the Seller by bank cheque on the later of 30 November 2002 and the day which is 5 Business Days after final determination of the Earn Out Amount pursuant to paragraph 3.

          (b) If the Buyer exercises or purports to exercise any right of set off or counterclaim on any account whatsoever against the amount of the Earn Out Amount otherwise payable and the set off or counterclaim is not ultimately determined wholly or in part in the Buyer's favour then, to the extent it is not determined in the Buyer's favour, interest on that amount shall be payable at the Interest Rate plus 2 percent from the due date for

                                                         Co-ordination agreement

               payment to the date of actual payment (both dates inclusive) calculated on daily rests.

                                                         Co-ordination agreement

EXECUTED AS AN AGREEMENT:

Signed for
Pacific Dunlop Limited
by its attorney in
the presence of:

/s/ Paul Devereux                              /s/ Carly Mansell
------------------------------                 --------------------------------
Witness                                        Attorney

Paul Devereux                                  Carly Mansell
------------------------------                 --------------------------------
Name (please print)                            Name (please print)

Signed for
Bonds Industries Pty Ltd
by its attorney in
the presence of:

/s/                                            /s/
------------------------------                 --------------------------------
Witness                                        Attorney


------------------------------                 --------------------------------
Name (please print)                            Name (please print)

Signed for
Textile Industrial Design
and Engineering Pty Ltd
by its attorney in
the presence of:

/s/                                            /s/
------------------------------                 --------------------------------
Witness                                        Attorney


------------------------------                 --------------------------------
Name (please print)                            Name (please print)

                                                         Co-ordination agreement

Signed for
Union Knitting Mills Pty Ltd
by its attorney in
the presence of:

/s/                                            /s/
------------------------------                 --------------------------------
Witness                                        Attorney


------------------------------                 --------------------------------
Name (please print)                            Name (please print)

Signed for
Boydex International Pty Ltd
by its attorney in
the presence of:

/s/                                            /s/
------------------------------                 --------------------------------
Witness                                        Attorney


------------------------------                 --------------------------------
Name (please print)                            Name (please print)

Signed for
Foamlite (Australia) Pty Ltd
by its attorney in
the presence of:

/s/                                            /s/
------------------------------                 --------------------------------
Witness                                        Attorney


------------------------------                 --------------------------------
Name (please print)                            Name (please print)

Signed for
Vita Pacific Pty Ltd
by its attorney in
the presence of:

/s/                                            /s/
------------------------------                 --------------------------------
Witness                                        Attorney


------------------------------                 --------------------------------
Name (please print)                            Name (please print)

                                                         Co-ordination agreement

Signed for
Pacific Dunlop Holdings (NZ) Limited
by its attorney in
the presence of:

/s/                                            /s/
------------------------------                 --------------------------------
Witness                                        Attorney


------------------------------                 --------------------------------
Name (please print)                            Name (please print)

Signed for
Pacific Dunlop Holdings (Europe) Ltd
by its attorney in
the presence of:

/s/                                            /s/
------------------------------                 --------------------------------
Witness                                        Attorney


------------------------------                 --------------------------------
Name (please print)                            Name (please print)

Signed for
Pacific Dunlop Holdings (USA) Inc
by its attorney in
the presence of:

/s/                                            /s/
------------------------------                 --------------------------------
Witness                                        Attorney


------------------------------                 --------------------------------
Name (please print)                            Name (please print)

Signed for
PD International Pty Ltd
by its attorney in
the presence of:

/s/                                            /s/
------------------------------                 --------------------------------
Witness                                        Attorney


------------------------------                 --------------------------------
Name (please print)                            Name (please print)

                                                         Co-ordination agreement

Signed for
Pacific Dunlop Holdings (Singapore) Pte Ltd by its attorney in the presence of:

/s/                                            /s/
------------------------------                 --------------------------------
Witness                                        Attorney


------------------------------                 --------------------------------
Name (please print)                            Name (please print)

Signed for
PD Holdings (Malaysia) Sdn Bhd
by its attorney in
the presence of:

/s/                                            /s/
------------------------------                 --------------------------------
Witness                                        Attorney


------------------------------                 --------------------------------
Name (please print)                            Name (please print)

Signed for
PD Licensing Pty Ltd
by its attorney in
the presence of:

/s/                                            /s/
------------------------------                 --------------------------------
Witness                                        Attorney


------------------------------                 --------------------------------
Name (please print)                            Name (please print)

Signed for
Niblick Pty Ltd
by its attorney in
the presence of:

/s/                                            /s/
------------------------------                 --------------------------------
Witness                                        Attorney


------------------------------                 --------------------------------
Name (please print)                            Name (please print)

                                                         Co-ordination agreement

Signed for
Cliburn Investments Pty Ltd
by its attorney in
the presence of:

/s/                                            /s/
------------------------------                 --------------------------------
Witness                                        Attorney


------------------------------                 --------------------------------
Name (please print)                            Name (please print)

Signed for
PD Shared Services Holdings Pty Ltd
by its attorney in
the presence of:

/s/                                            /s/
------------------------------                 --------------------------------
Witness                                        Attorney


------------------------------                 --------------------------------
Name (please print)                            Name (please print)

Signed for and on behalf of
PB Holdings NV
by its duly authorised Attorneys under Power in the presence of:

/s/                                            /s/
------------------------------                 --------------------------------
Witness                                        Attorney


------------------------------                 --------------------------------
Name (please print)                            Name (please print)

                                               /s/
                                               --------------------------------
                                               Attorney


                                               --------------------------------
                                               Name (please print)

                                                         Co-ordination agreement

Signed sealed and delivered by
Pacific Brands Clothing Pty Ltd
in the presence of:

/s/                                            /s/
------------------------------                 --------------------------------
Director                                       Director


------------------------------                 --------------------------------
Name (please print)                            Name (please print)

Signed sealed and delivered by
Pacific Brands Household Products Pty Ltd in the presence of:

/s/                                            /s/
------------------------------                 --------------------------------
Director                                       Director


------------------------------                 --------------------------------
Name (please print)                            Name (please print)

Signed sealed and delivered by
Pacific Brands Footwear Pty Ltd
in the presence of:

/s/                                            /s/
------------------------------                 --------------------------------
Director                                       Director


------------------------------                 --------------------------------
Name (please print)                            Name (please print)

Signed sealed and delivered by
Pacific Brands Sport & Leisure Pty Ltd
in the presence of:

/s/                                            /s/
------------------------------                 --------------------------------
Director                                       Director


------------------------------                 --------------------------------
Name (please print)                            Name (please print)

                                                         Co-ordination agreement

Signed sealed and delivered by
Pacific Brands Clothing Pty Ltd
in the presence of:

/s/                                            /s/
------------------------------                 --------------------------------
Director                                       Director


------------------------------                 --------------------------------
Name (please print)                            Name (please print)

Signed sealed and delivered by
Pacific Brands Holdings (NZ) Pty Ltd
in the presence of:

/s/                                            /s/
------------------------------                 --------------------------------
Director                                       Director


------------------------------                 --------------------------------
Name (please print)                            Name (please print)

                                                         Co-ordination agreement

ANNEXURE A - ITO SERVICES AGREEMENT

                                                         Co-ordination agreement

ANNEXURE B - TAX INDEMNITY DEED

                                                         Co-ordination agreement

ANNEXURE C - DATA ROOM

                                                                         page 71